Exhibit 10.1

                    BUSINESS LOAN AND SECURITY AGREEMENT
                    ------------------------------------
       THIS BUSINESS LOAN AND SECURITY AGREEMENT (this "Agreement") is made this 14th day of August, 2007, by and among VSE CORPORATION, a corporation organized under the laws of the State of Delaware ("VSE"), ENERGETICS INCORPORATED, a corporation organized under the laws of the State of Maryland ("Energetics"), VSE SERVICES INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware ("VSI"), and INTEGRATED CONCEPTS AND RESEARCH CORPORATION, a corporation organized under the laws of the District of Columbia ("ICRC"), jointly and severally (each of VSE, Energetics, VSI, and ICRC, a "Borrower"; and collectively, the "Borrowers"), CITIZENS BANK OF PENNSYLVANIA, a bank chartered in the State of Pennsylvania, its successors and assigns (the "Lender").

                                  RECITALS
                                  --------
              A.	The Borrowers have applied to the Lender for credit
facilities consisting of (i) a revolving credit facility in the maximum principal amount of Twenty Five Million Dollars ($25,000,000), and (ii) a letter of credit facility in the maximum principal amount of Five Million Dollars ($5,000,000), as part of that revolving credit facility.

              B.	The Lenders is willing to make those credit facilities
available jointly and severally to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

                                 AGREEMENTS
                                 ----------
       NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                  ARTICLE I
                                  ---------
                                 DEFINITIONS
                                 -----------

       Section 1.1	Certain Defined Terms.

       As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

       "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, health care insurance receivables, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of a monetary obligation or other consideration under present or future contracts (including, without limitation, all rights (whether or not earned by performance) to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of property that has been sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in goods which gave rise to any or all of the foregoing, including all commercial tort claims, other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust), Supporting Obligations, letter of credit rights and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds (cash and non-cash) of the foregoing.

       "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

       "ACH Settlement Risk Reserve" means any and all reserves which the Lender from time to time establishes, in its sole discretion, with respect to ACH Transactions.

       "ACH Transactions" means any cash management or related services by the Lender for the account of any of the Borrowers pursuant to agreement or overdrafts.

       "Additional Borrower" means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by the Lender.

       "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT A, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by VSE on behalf of the Borrowers.

       "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

       "Agreement" means this Business Loan and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 (Amendments; Waivers).

       "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

       "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

       "Borrower" means each Person defined as a "Borrower" in the preamble of this Agreement and each Additional Borrower; "Borrowers" means the collective reference to all Persons defined as "Borrowers" in the preamble to this Agreement and all Additional Borrowers.

       "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing
Base).

       "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).

       "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

       "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

       "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

       "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into of a Capital Lease.

       "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

       "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

       "Chattel Paper" means a record or records (including, without limitation, electronic chattel paper) that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Obligations with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all Proceeds of the foregoing.

       "Closing Date" means the Business Day, on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Lender.

       "Collateral" means all property of each and every Borrower subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all Proceeds and products thereof.

       "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).

       "Collateral Disclosure List" has the meaning described in Section 3.3 (Collateral Disclosure List).

       "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

       "Committed Amount" means with respect to the Lender, its Revolving Loan Committed Amount and "Committed Amounts" means collectively the Revolving Loan Committed Amount of the Lender.

       "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

       "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

       "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of each Borrower's rights, title and interest in and to
(a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

       "Credit Facility" means the Revolving Credit Facility or the Letter of Credit Facility, as the case may be and "Credit Facilities" means collectively the Revolving Credit Facility and the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

       "Current Letter of Credit Obligations" has the meaning set forth in
Section 2.2.5 of this Agreement.

       "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

       "Documents" means all documents of title or receipts, whether now existing or hereafter acquired or created, and all Proceeds of the foregoing.

       "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each account (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) receivable in United States Dollars by a Borrower, provided each account conforms and continues to conform to the following criteria to the satisfaction of the Lender:

                      (a)	the account arose in the ordinary course
of a Borrower's business from a bona fide outright sale of Inventory by such Borrower or from services performed by such Borrower;

                      (b)	the account is a valid, legally
enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

                      (c)	the account is based upon an enforceable
order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

                      (d)	if the account arises from the sale of
Inventory, the Inventory the sale of which gave rise to the account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

                      (e)	if the account arises from the performance
of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

                      (f)	the account is evidenced by an invoice or
other documentation in form acceptable to the Lender, dated no later than the date allowed under any contract governing such account and containing only terms normally offered by the respective Borrower;

                      (g)	the amount shown on the books of a
Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to such Borrower and no partial payment has been received unless reflected with that delivery;

                      (h)	the account is not outstanding more than
ninety (90) days from the date of the invoice therefore;

                      (i)	the account is not owing by any Account
Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other accounts (or any portion thereof) due to a Borrower, individually, or all of the Borrowers collectively, to be non-Eligible Receivables;

                      (j)	the Account Debtor has not returned,
rejected or refused to retain, or otherwise notified a Borrower of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the account arose;

                      (k)	the account is not subject to any present
or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account
Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty;

                      (l)	the Account Debtor is not a Subsidiary or
Affiliate of any Borrower or an employee, officer, director or shareholder of any Borrower or any Subsidiary or Affiliate of any Borrower, other than any joint venture of the Borrower or any Subsidiary;

                      (m)	the Account Debtor is not incorporated or
primarily conducting business or otherwise located in any jurisdiction outside of the United States of America, unless the Account Debtor's obligations with respect to such account are secured by a letter of credit, guaranty or banker's acceptance having terms and from such issuers and confirmation banks as are acceptable to the Lender in its sole and absolute discretion
(which letter of credit, guaranty or banker's acceptance is subject to the perfected Lien of the Lender);

                      (n)	as to which none of the following events
has occurred with respect to the Account Debtor on such Account:
death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy
Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor;
the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                      (o)	no Borrower is indebted in any manner to
the Account Debtor (as creditor, lessor, supplier or otherwise, other than trade debt incurred in the ordinary course of business), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower in the ordinary course of its business;

                      (p)	the account does not arise from services
under or related to any warranty obligation of a Borrower or out of service charges, finance charges or other fees for the time value of money;

                      (q)	the account is not evidenced by chattel
paper or an instrument of any kind and is not secured by any letter of credit;

                      (r)	the title of the respective Borrower to
the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted
Liens;

                      (s)	no bond or other undertaking by a
guarantor or surety has been or is required to be obtained, supporting the account and any of the Account Debtor's obligations in respect of the account;

                      (t)	each Borrower has the full and unqualified
right and power to assign and grant a security interest in, and Lien on, the account to the Lender as security and collateral for the payment of the Obligations;

                      (u)	the account does not arise out of a
contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by the Borrowers to the Lender, of the account arising from such contract or order;

                      (v)	the account is subject to a Lien in favor
of the Lender, which Lien is perfected as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

                      (w)	the Inventory giving rise to the account
was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Lender;

                      (x)	no part of the account represents a
retainage;

                      (y)	the Lender in the good faith exercise of
its sole and absolute discretion has not deemed the account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value of such account to the Lender to be impaired or its or their ability to realize such value to be insecure; and

                      (z)	if the Account Debtor is located in a
state requiring the filing of a Notice of Business Activities
Report or similar report in order to permit any Borrower to seek judicial enforcement in such state of payment of such Account, that Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

       In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the good faith exercise of its sole and absolute discretion shall control.

       "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Financing Documents,
(b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 8.7 (Enforcement Costs), and further including, without limitation, amounts paid to lessors, processors, bailees, warehousemen, sureties, judgment creditors and others in possession of or with a Lien against or claimed against the Collateral, and
(c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

       "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by any Borrower and all of the Borrowers' rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and General Intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by any Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Euro-Dollar Business Day" means any day on which commercial banks are open for domestic and international business (including dealing in U.S. Dollar Deposits) in London, England and the Commonwealth of Pennsylvania.

       "Event of Default" has the meaning described in ARTICLE VII (Default and Rights and Remedies).

       "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to any one or more of the Borrowers by the Lender under this Agreement or otherwise by the Lender.

       "Federal Funds Rate" means for any day of determination, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day) by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Richmond or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Lender from three (3) federal funds brokers of recognized standing selected by the Lender.

       "Fees" means the collective reference to each fee payable to the Lender, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Fees, Letter of Credit Fees and the Field Examination Fees.

       "Field Examination Fee" and "Field Examination Fees" have the meanings described in Section 2.4.7 (Field Examination Fees).

       "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Borrower, and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, any of the Facilities, and/or any of the Obligations.

       "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

       "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

       "General Intangibles" means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, software, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of Borrower's business symbolized by and associated with any and all Trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, letter-of-credit rights, letters of credit, contractual rights, the right to receive refunds of unearned insurance premiums, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

       "Government Contracts" means any contract with the United States or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof.

       "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

       "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any of the Borrowers is prohibited by any Law similar to those set forth in this definition; and
(d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

       "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Borrowers or for which any of the Borrowers has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any of the Borrowers, and any other contamination by Hazardous Materials for which any of the Borrowers is, or is claimed to be, responsible.

       "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

       "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof,
(e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person;
(f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Swap Transaction; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

       "Indemnified Parties" has the meaning set forth in Section 8.16 (Indemnification).

       "Instrument" means a negotiable instrument or any other writing which evidences a right to payment of a monetary obligation and is not itself a security agreement or lease and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all Supporting Obligations with respect to any of the foregoing and all Proceeds with respect to any of the foregoing.

       "Interest Payment Date" means (i) with respect to Revolving Loans which accrue interest based on the Prime Rate the last day of each calendar quarter commencing on September 30, 2007 and continuing thereafter until the Obligations have been irrevocably paid in full (ii) with respect to Revolving Loans which accrue interest based on the LIBOR rate the earlier of the last day of each Interest Period or the last day of each calendar quarter commencing on September 30, 2007 and continuing thereafter until the Obligations have been irrevocably paid in full.

       "Interest Period" means the period during which interest at a LIBOR-based Rate, determined as provided in this Agreement, shall be applicable to the Rate Request Amount in question, provided, however, that each such period shall be either one (1), two (2), three (3) or six (6) months which shall be measured from the date specified by the Borrowers in each Rate Request for the commencement of the computation of interest at a LIBOR-based Rate to the numerically corresponding day in the calendar month in which such period terminates (or, if there is numerical Euro-Dollar Business Day of a calendar month, then the last Euro-Dollar Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Euro-Dollar Business Day, then the next succeeding Euro-Dollar Business Day enters a new calendar month, in which case such period shall end on the next preceding Euro-Dollar Business Day) and in no event shall any such period extend beyond the Revolving Credit Termination Date.

       "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

       "Inventory" means all goods of Borrower and all right, title and interest of Borrower in and to all of its now owned and hereafter acquired goods and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods and other personal property and all licenses, warranties, franchises, General Intangibles, personal property and all documents of title or documents relating to the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

       "Investment Property" means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all Proceeds of, and Supporting Obligations with respect to, the foregoing.

       "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

       "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

       "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

       "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).

       "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by any one or more of the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

       "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

       "Letter of Credit Facility" means the facility established pursuant to
Section 2.2 (Letter of Credit Facility).

       "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).

       "Letter of Credit Obligations" means the collective reference to all Obligations of any one or more of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.

       "Letter-of-credit right" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

       "Leverage Ratio" means the ratio of Total Liabilities on a specified date to Tangible Net Worth on such date.

       "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

       "LIBOR Amount" means each portion of the Principal Amount bearing interest at a LIBOR-based Rate pursuant to a Rate Request.

       "LIBOR-based Rate" means an interest rate fixed for one, two, three or six month periods at a rate equal to the corresponding LIBOR rate (i.e. the one, two, three or six month LIBOR rate) plus the LIBOR Rate Margin in effect on the date of the corresponding Rate Request.

       "LIBOR rate" means the London interbank offered rate of major banks for deposits in United States Dollars for a designated period (e.g. on, two, three or six months) as set forth at Telerate Page 3750 at approximately 11:00 a.m. London time on the third Euro-Dollar Business Day preceding the date when the LIBOR-based Rate will be become effective; provided, however, that if such information is not available on Telerate, the "LIBOR rate" shall be determined from information supplied to the Lender by a nationally recognized reporting service for similar information acceptable to the Lender.

       "LIBOR Rate Margin" means the amount determined to be in effect from time to time using the chart set forth below. The initial LIBOR Rate Margin will be determined at the Closing Date using the Leverage Ratio calculated by reference to the consolidated balance sheet of VSE most recently received by the Lender. Commencing on the date following the Closing Date when the Lender receives the consolidated balance sheet of VSE in accordance with this Agreement and on each such date thereafter, the LIBOR Rate Margin will be reset based on the Leverage Ratio calculated by reference to such consolidated balance sheet.

        LIBOR Rate Margin                   Leverage Ratio
        -----------------                   --------------
              2.00%                Equal to or greater than 3.0 to 1.0
              1.75%                Equal to or greater than 1.5 to 1.0 but
                                   less than 3.0 to 1.0
              1.25%                Less than 1.5 to 1.0

       In the event VSE fails to provide such balance sheet when due, the LIBOR Rate Margin shall be 2.00% until such time as such balance sheets are submitted as required by this Agreement.

       "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, financing statement, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or other remedy, claim, charge, control over or interest of any kind in real or personal property securing any indebtedness, duties, obligations, and liabilities owed to, or a claimed to be owed to, a Person, all whether perfected or unperfected, avoidable or unavoidable, based on the common law, statute or contract or otherwise, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

       "Loan" means each of the Revolving Loan and "Loans" means the collective reference to the Revolving Loans.

       "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

       "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

       "Maximum Rate" has the meaning described in Section 2.4.5 (Maximum Interest Rate).

       "Multi-employer Plan" means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

       "Note" means the Revolving Credit Note and "Notes" means collectively the Revolving Credit Note and any other promissory note which may from time to time evidence all or any portion of the Obligations.

       "Obligations" means all present and future, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit reimbursement obligations, letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender or its Affiliates of any nature whatsoever, including, without limitation, any indebtedness, duties, obligations, and liabilities, under or in connection with, any Swap Transaction, regardless of whether such indebtedness, duties, obligations, and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such indebtedness, duties, obligations, and liabilities.

       "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).

       "Patents" means and includes, in each case whether now existing or hereafter arising, all of each Borrower's rights, title and interest in and to
(a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements,
(e) rights to sue for past, present and future infringements of patents, and
(f) all rights corresponding to any of the foregoing throughout the world.

       "PBGC" means the Pension Benefit Guaranty Corporation.

       "Permitted Acquisitions" means a shall mean a transaction or series of transactions whereby the Borrowers acquire all or substantially all of the assets of a business, or purchase an equity interest in a business (the "Target"), provided, that (i) such interest shall not be less than eighty-five percent (85%) of the total equity of such business, (ii) the acquisition or purchase price consideration paid by the Borrowers during any twelve (12) month consecutive period shall not be greater than Ten Million Dollars ($10,000,000) in the aggregate; (iii) the acquired entity shall be in a similar line of business as that of the Borrowers; (iv) the acquired entity shall be a going concern, not involved in any material litigation that is not fully covered by reserves and/or insurance and shall have positive net earnings for the previous twelve (12) months; (v) both before and after giving effect to such transaction, no Event of Default shall be continuing or shall occur as a result of such transaction; (vi) the Borrowers will be in compliance with all financial covenants after giving pro forma effect to such transaction; (vii) after giving effect to such transaction there must be at least Five Million Dollars ($5,000,000) of availability under the Revolving Loan; (viii) the Lender shall have received satisfactory evidence that satisfactory arrangements shall have been made for the termination of all Liens encumbering any asset of any of the acquired entities; (ix) no Indebtedness shall be assumed by Borrowers in connection with such transaction; (x) the Lender shall have received and approved complete copies of the Purchase Agreement Documents; and (xi) within 15 days of closing any transaction contemplated hereby, the acquired entity shall be joined to this Agreement as an Additional Borrower by executing and delivering to the Lender an Additional Borrower Joinder Supplement

       "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the respective Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) Liens to secure the purchase price of Equipment or Inventory in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000); and (f) such other Liens, if any, as are set forth on Schedule 4.1.18 attached hereto and made a part hereof.

       "Permitted Uses" means short term working capital of any Borrower's business and to support the issuance of Letters of Credit, and any Permitted Acquisition.

       "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

       "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

       "Post-closing Balance Sheet" has the meaning described in Section 4.1.28 (Post-closing Financial Statements).

       "Post-closing Financial Projections" has the meaning described in
Section 4.1.28 (Post-closing Financial Statements).

       "Post-Default Rate" means the Prime Rate in effect from time to time, plus two percent (2.0%) per annum.

       "Prepayment" means a Revolving Loan Mandatory Prepayment or a Revolving Loan Optional Prepayment, as the case may be, and "Prepayments" mean collectively all Revolving Loan Mandatory Prepayments and all Revolving Loan Optional Prepayments.

       "Principal Amount" means the aggregate outstanding principal balance of the Notes.

       "Prime-based Rate" means a floating rate of interest equal to the Prime Rate plus the Prime Rate Margin.

       "Prime Rate" means the rate of interest established from time to time by the Lender and announced by the Lender as its prime rate. The Prime Rate is not necessarily the lowest or most favorable rate of interest charged by the Lender on extensions of credit to debtors.

       "Prime Rate Margin" means the amount determined to be effect form time to time using the charge set forth below. The initial Prime Rate Margin will be determined at the Closing Date using the Leverage Ratio calculated by reference to the consolidated balance sheet of VSE most recently received by the Lender. Commencing on the date following the Closing Date when the Lender receives the consolidated balance sheet of VSE in accordance with this Agreement and on each such date thereafter, the Prime Rate Margin will be reset based on the Leverage Ratio calculated by reference to such consolidated balance sheet.

              Prime Rate Margin                 Leverage Ratio
              -----------------                 --------------
                    .25%              Equal to or greater than 3.0 to 1.0
                     0%               Less than 3.0 to 1.0

       In the event VSE fails to provide such balance sheets when due, the Prime Rate Margin shall be .25% until such time as such balance sheets are submitted as required by this Agreement.

       "Proceeds" has the meaning described in the Uniform Commercial Code as in effect from time to time.

       "Purchase Agreement Documents" means collectively any agreement hereafter executed in connection with any Permitted Acquisition and any and all other agreements, documents or instruments (together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefor) previously, now or hereafter executed and delivered by Borrower or any other Person in connection with any Permitted Acquisition.

       "Rate Request" means VSE's written notice, as agent for the Borrowers to be received by the Lender by 11:00 a.m. Eastern time on the third Euro-Dollar Business Day preceding the date specified in the Rate Request for the commencement of the Interest Period, of (a) its intention to have (i) all or any portion of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on such Euro-Dollar Business Day), and/or (ii) all or any portion of any Loan which is to be made on such date bear interest at a specified LIBOR-based Rate and (b) the Interest Period desired by the Borrowers in respect to the amount specified.

       "Rate Request Amount" means the amount, to be specified by the Borrowers, through their agent VSE, in each Rate Request, which the Borrowers desire bear interest at the specified LIBOR-based Rate.

       "Receivable" means one of each Borrower's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and "Receivables" means all of each Borrower's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

       "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

       "Responsible Officer" means for each Borrower, its chief executive officer or president or, with respect to financial matters, its chief financial officer, or treasurer.

       "Revolving Credit Commitment" means the agreement of the Lender relating to the making the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement; and "Revolving Credit Commitments" means the collective reference to all the Revolving Credit Commitments of the Lender.

       "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

       "Revolving Credit Committed Amount" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

       "Revolving Credit Expiration Date" means August __, 2009.

       "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility).

       "Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Notes).

       "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 7.2 (Remedies) or otherwise.

       "Revolving Credit Fee" and "Revolving Credit Fees" have the meanings described in Section 2.1.10 (Revolving Credit Fee).

       "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line Fee).

       "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

       "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).

       "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of Revolving Loan).

       "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayment of Revolving Loan).

       "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement.

       "Solvent" means when used with respect to any Person that at the time of determination:
                      (a)	the assets of such Person, at a fair
valuation, are in excess of the total amount of its debts
(including, without limitation, contingent liabilities); and

                      (b)	the present fair saleable value of its
assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                      (c)	it is then able and expects to be able to
pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                      (d)	it has capital sufficient to carry on its
business as conducted and as proposed to be conducted.

       For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

       "State" means the Commonwealth of Virginia.

       "Subsidiary" means any corporation the majority of the voting shares of which at the time are owned directly by any Borrower and/or by one or more Subsidiaries of any Borrower.

       "Supporting Obligation" means a letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

       "Swap Reserve" means any and all reserves which the Lender from time to time establishes, in its sole discretion, with respect to Swap Transactions.

       "Swap Transactions" means any interest rate swap transaction, forward rate transaction, treasury lock transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, or any combination of any of the foregoing.

       "Tangible Net Worth" means, at any date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on the consolidated balance sheet of VSE and Subsidiaries on such date; provided that, in any event, such amounts are to be net of amounts carried on the books of the Borrowers for (a) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the Closing Date; (b) treasury stock; (c) unamortized debt discount expense; (d) any cost of investments in excess of net assets acquired at any time of acquisition; (e) except as permitted by Section 6.2.6 (Investments, Loans and Other Transactions), loans or advances to any Affiliate of the Borrowers or any Subsidiary; (f) patents, patent applications, copyrights, trademarks, trade names, good will, research and development costs, organizational expenses, capitalized software developments costs and other like intangibles; and (g) any investments in securities which are not actively traded on a national securities exchange.

       "Target" has the meaning described in the definition of Permitted Acquisitions.

       "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any or all of the Borrowers or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

       "Trademarks" means and includes in each case whether now existing or hereafter arising, all of each Borrower's rights, title and interest in and to
(a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

       "Unearned Contract Value" means the difference between (a) the then fully funded dollar value of the contract or subcontract, whether or not earned, and (b) the total amounts previously billed and properly billable for accepted end items or services.

       "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

       "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

       Section 1.2	Accounting Terms and Other Definitional Provisions.
       Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Borrower", the "Borrowers", "each Borrower" or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

                                 ARTICLE II
                           THE CREDIT FACILITIES
       Section 2.1    The Revolving Credit Facility.
                      ------------------------------
                      2.1.1	Revolving Credit Facility.
                                --------------------------
                      Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Loan". The Lender's "Revolving Credit Committed Amount" is $25,000,000. During the Revolving Credit Commitment Period, any or all of the Borrowers may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to any Borrower's request the aggregate outstanding principal balance of the Revolving Loan and all Letter of Credit Obligations would not exceed the lesser of (i) the Revolving Credit Committed Amount or (ii) the Borrowing Base.

                      Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date. Interest on the Revolving Loan shall be payable on each Interest Payment Date.

                      2.1.2	Procedure for Making Advances Under the
                                ---------------------------------------
Revolving Loan; Lender Protection Loans.
----------------------------------------
                      The Borrowers may borrow under the Revolving Credit Facility on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of a Borrower with the Lender or shall be otherwise applied as directed by the Borrowers, which direction the Lender may require to be in writing. Not later than 1:00 p.m. (Eastern Time) on the date of the requested borrowing, the Borrowers shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing and if requested by the Lender, be accompanied by a Borrowing Base Report. Any oral Loan Notice shall be confirmed in writing by the Borrowers within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable.

                      In addition, each of the Borrowers hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or notice to the Borrowers, to make advances under the Revolving Loan, and irrevocably authorizes the Lender to establish, without duplication, reserves against the Borrowing Base, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the interests of the Lender under this Agreement, including, without limitation, advances and reserves under the Revolving Loan made to cover debit balances in the Revolving Loan Account, principal of, and/or interest on, any Loan, the Obligations (including, without limitation, any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan that the Lender may advance or the Lender may reserve hereunder exceeds the Total Revolving Credit Committed Amount or the Borrowing Base.

                      2.1.3	Borrowing Base.
                                ---------------
                      As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the sum of (i) eighty percent (80%) of the amount of Eligible Receivables and (ii) ninety percent (90%) of Eligible Receivables derived from Government Contracts. Any Eligible Receivables acquired by any of the Borrowers in connection with any Permitted Acquisition shall not be included in the Borrowing Base without the prior consent of the Lender.

                      The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Lender in its sole and absolute discretion. In the event the Borrowers fail to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report), or in the event the Lender believes that a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Loan. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable which was included in the Borrowing Base but which the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Receivables.

                      If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrowers at the sole and absolute discretion of the Lender exercised from time to time shall pay the Borrowing Base Deficiency ON DEMAND to the Lender.

                      Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the definition of Eligible Receivables are in part based upon the business operations of the Borrowers existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrowers. If at any time or from time to time hereafter, the business operations of the Borrowers change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender may communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

                      2.1.4	Borrowing Base Report.
                                ----------------------
                      The Borrowers will furnish to the Lender no less frequently than monthly before the 20th day of each month and at such other times as may be requested by the Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the net amount due on the Receivables, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time request. Upon the Lender's request and upon the creation of any Receivables, or at such intervals as the Lender may require, the Borrowers will provide the Lender with (a) confirmatory assignment schedules; (b) copies of Account Debtor invoices; (c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding the Receivables as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer, and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. Any Borrower's failure to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Liens of the Lender in the Collateral.

                      2.1.5	Revolving Credit Note.
                                ----------------------
                      The joint and several obligation of the Borrowers to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "B" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of the Lender and shall be in the principal amount of the Revolving Credit Committed Amount.

                      Each of the Borrowers acknowledges and agrees that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the Revolving Credit Committed Amount, the excess shall bear interest at the rates provided from time to time for advances under the Revolving Loan evidenced by the Revolving Credit Note and shall be payable, with accrued interest, ON DEMAND.

                      2.1.6	Mandatory Prepayments of Revolving Loan.
                                ----------------------------------------
                      The Borrowers shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (Borrowing Base) in order to cover any Borrowing Base Deficiency.

                      2.1.7	Optional Prepayments of Revolving Loan.
                                ---------------------------------------
                      The Borrowers shall have the option at any time and from time to time to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

                      2.1.8	The Collateral Account.
                                -----------------------
                      Upon request of the Lender after the occurrence of a Default, the Borrowers will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrowers where necessary to permit the collection of any such Items of Payment, which endorsement the Borrowers hereby agree to make. In the event the Borrowers fail to do so, the Borrowers hereby authorize the Lender to make the endorsement in the name of any or all of the Borrowers. Prior to such a deposit, the Borrowers will not commingle any Items of Payment with any of the Borrowers' other funds or property, but will hold them separate and apart in trust and for the account of the Lender.

                      In addition, if so directed by the Lender, the Borrowers shall direct the mailing of all Items of Payment from their Account Debtors to one or more post-office boxes designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the "Lockbox"). The Lender shall have unrestricted and exclusive access to the Lockbox.

                      The Borrowers hereby authorize the Lender after the occurrence of a Default to inspect all Items of Payment, endorse all Items of Payment in the name of any or all of the Borrowers, and deposit such Items of Payment in the Collateral Account. The Lender reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Lender. In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

                      The Lender will after the occurrence of a Default apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan (or with respect to Items of Payment which are not proceeds of Accounts or Inventory or after an Event of Default, against any of the Obligations) or credit such collected funds to a depository account of any or all of the Borrowers with the Lender, the order and method of such application to be in the sole discretion of the Lender.

                      2.1.9	Revolving Loan Account.
                                -----------------------
                      The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) debit (i) the principal amount of each advance under the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrowers to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Lender on account of the Revolving Loan as of the date made. The Lender may debit the Revolving Loan Account for the amount of any Item of Payment that is returned to the Lender unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. The Borrowers hereby promise to pay to the order of the Lender, ON DEMAND, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct, and shall constitute an account stated between the Lender and the Borrowers unless the Lender receives specific written objection thereto from any Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrowers in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Borrowers within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

                      2.1.10	Revolving Credit Unused Line Fee.
                                ---------------------------------
                      Borrowers shall pay to Lender a revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to ten (10) basis points annum of the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each calendar quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by Borrowers to Lender on the last day of each quarter, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date.

                      2.1.11	Optional Reduction of Total Revolving Credit
                                --------------------------------------------
Committed Amount.
-----------------
                      The Borrowers shall have the right to reduce permanently (each a "Revolving Credit Optional Reduction" and collectively the "Revolving Credit Optional Reductions") the Total Revolving Credit Committed Amount in effect from time to time in the amount of any integral multiple of One Million Dollars ($1,000,000), upon at least fifteen (15) Business Days prior written notice to the Lender specifying the date and amount of such Revolving Credit Optional Reduction; provided, that no Revolving Credit Optional Reduction shall be permitted if, (i) after giving effect thereto and to any Revolving Loan Optional Prepayment made on the effective date thereof, the then outstanding principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceeds the Total Revolving Credit Committed Amount as so reduced or (ii) after giving effect to such Revolving Credit Optional Reduction there is not at least Five Million Dollars ($5,000,000) of availability under the Revolving Loan. Such notice shall be irrevocable as to the amount and date of such Revolving Credit Optional Reduction.

       Section 2.2    The Letter of Credit Facility.
                      ------------------------------
                      2.2.1	Letters of Credit.
                                ------------------
                      Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitments, each of the Borrowers, upon the prior approval of the Lender, may obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. The Borrowers will not be entitled to obtain a Letter of Credit unless (a) the Borrowers are then able to obtain a Revolving Loan from the Lender in an amount not less than the proposed face amount of the Letter of Credit requested by the Borrowers, and
(b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit), unless otherwise agreed to by the Lender, does not exceed Five Million Dollars ($5,000,000).

                      2.2.2	Letter of Credit Fees.
                                ----------------------
                      With respect to each Letter of Credit, the Borrowers shall pay to the Lender, for its own account, an issuance fee of one hundred twenty-five (125) basis points per annum of the stated amount of each Letter of Credit all without regard for provisions contained in the Letters of Credit which may give rise to a reduction in the stated amount thereof unless such reduction has actually occurred (each a "Letter of Credit Fronting Fee" and collectively, the "Letter of Credit Fees"). The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and upon each anniversary thereof, if any. In addition, the Borrowers shall pay to the Lender all other reasonable and customary amendment, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement. All Letter of Credit Fees and all such other additional fees are included in and are a part of the "Fees" payable by the Borrowers under the provisions of this Agreement and are for the sole and exclusive benefit of the Lender.

                      2.2.3	Terms of Letters of Credit; Post-Expiration Date
                                ------------------------------------------------
Letters of Credit.
------------------
                      Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a "Post-Expiration Date Letter of Credit" and collectively, the "Post-Expiration Date Letters of Credit"), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Borrowers, the Lender may make advances under the Revolving Loan for the account of the Borrowers in the aggregate face amount of all such Letters of Credit. The Lender may in its sole and absolute discretion issue or refuse to issue any Letter of Credit which is automatically renewable or "evergreen".
The Lender shall deposit the proceeds of such advances into one or more non-interest bearing accounts with and in the name of the Lender and over which the Lender alone shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"). The Letter of Credit Cash Collateral Account is to be held by the Lender, as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Borrowers hereby assign, pledge, grant and set over to the Lender, a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all Proceeds and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The Borrowers acknowledge and agree that the Lender shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Borrowers. The Borrowers further acknowledge and agree that the Lender's election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Borrowers' obligation to pay any Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Lender agrees to apply the amount of any remaining funds on deposit in the Letter of Credit
Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Lender shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.

                      Each Letter of Credit shall be issued for purposes acceptable to Lender. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees and unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender and for which the Lender has been reimbursed by the Borrowers in full in accordance with Section 2.2.5 (Payments of Letters of Credit) and the Letter of Credit Agreements, and for which the Lender has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".

                      2.2.4	Procedures for Letters of Credit.
                                ---------------------------------
                      The Borrowers shall give the Lender written notice at least five (5) Business Days prior to the date on which the Borrower desires the Lender to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions the
Borrowers desire to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Lender may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a
Letter of Credit Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit
Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (x) receipt of such notice, (y) payment of all Letter of Credit Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, the Lender shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice. The Lender shall not be obligated to issue any
Letter of Credit where the expiration date automatically renews or is
"evergreen".
                      2.2.5	Payments of Letters of Credit.
                                ------------------------------
                      The Borrowers hereby promise to pay to the Lender, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the "Current Letter of Credit Obligations":

                      (a)	the amount which the Lender has paid or
will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of the Lender's payment or for reimbursement for such payment;

                      (b)	any and all reasonable charges and
expenses which the Lender may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

                      (c)	interest on the amounts described in (a)
and (b) not paid by the Borrowers as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at a rate per

                      In addition, the Borrowers hereby promise to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements.
The obligation of the Borrowers to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any other account party may have or have had against the beneficiary of such Letter of Credit, the Lender, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Lender had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for any Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the Borrowers shall not be obligated to reimburse the Lender for any wrongful payment under such Letter of Credit made as a result of the Lender's willful misconduct.
The obligation of the Borrowers to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Lender or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

                      The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

                      2.2.6	Change in Law; Increased Cost.
                                ------------------------------
                      If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit (which increase in cost shall be the result of the Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender, the Borrowers shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the Borrowers, shall be conclusive, absent manifest error.

                      2.2.7	General Letter of Credit Provisions.
                                ------------------------------------
                      The Borrowers hereby instruct the Lender to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Borrowers to the contrary. The Borrowers assume all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Lender and its branches, Affiliates and/or correspondents shall not be responsible for and the Borrowers hereby indemnify and hold the Lender and its branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs) incurred by the Lender and/or its branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrowers to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Lender and/or any of its branches, Affiliates and/or correspondents at the request of the Borrowers, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of the Lender and/or any of its branches, Affiliates and/or correspondents.

                      Except for willful misconduct, the Lender and its branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or
(b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

                      Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Lender from the Borrowers and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.

                      If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Lender and/or any of their respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrowers shall reimburse the Lender, as appropriate, for any such payment pursuant to provisions of Section 2.2.6 (Change in Law; Increased Cost).

                      Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State, the Uniform Customs and Practice for Documentary Credits shall prevail.

       Section 2.3    Interest.
                      ---------
                      2.3.1	General Provisions.
                                -------------------
       All payments hereunder (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Notes or the Loans shall be made in lawful money of the United States of America, in immediately available funds without set-off, deduction or counterclaim of any kind, to the Lender, at its office at 8521 Leesburg Pike, Suite 405 Vienna, Virginia 22182, or at such other place as the Lender may in writing designate, and shall be applied, first to accrued Obligations other than principal and interest, next to accrued interest, then to principal due on Loans bearing interest at the Prime-based Rate, and last to interest due on Loans bearing interest at a LIBOR-based Rate the last day of the Interest Period applicable thereto, unless the Interest Period is six months, in which case interest shall be due quarterly on the last day of each calendar quarter. Borrowers authorize the Lender to debit demand deposit account number _____________ or any other account with Lender (routing number ____________) designated in writing by VSE, beginning September 30, 2007 for any payments due to the Lender. VSE further certifies that VSE holds legitimate ownership of this account and preauthorizes this periodic debit as part of its right under said ownership. At the option of the Lender, the Loans shall bear interest at the Default Rate, payable on demand, during any period of Default hereunder.

                      2.3.2	Inability to Determine Rate.
                                ----------------------------
                      In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any given Interest Period, the Lender shall forthwith give notice (which may be telephonic and promptly confirmed in writing or by facsimile transmission) of such determination to Borrowers at least two Euro-dollar Business Days prior to, as the case may be, the conversion date of any portion of the Principal Amount bearing interest at the Prime-based Rate to a LIBOR-based Rate. If such notice is given: (a) any portion of the Principal Amount bearing interest at the Prime-based Rate that was to have been converted to a LIBOR-based Rate, subject to the provisions hereof, shall be continued at the Prime-based Rate and (b) any portion of the Principal Amount bearing interest at a LIBOR-based Rate shall be converted, on the last day of the then current Interest Period with respect thereto, to the Prime-based Rate. Until such notice has been withdrawn by the Lender, the Borrowers shall not have the right to have a LIBOR-based Rate apply to any portion of the Principal Amount.

                      2.3.3	Indemnity.
                                ----------
                      The Borrowers agree to indemnify and reimburse the Lender and to hold the Lender harmless from any loss, cost (including administrative costs) or expense which any one or more of the Lender may sustain or incur as a consequence of (a) a default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Amount, (b) the failure of the Borrowers to make, or convert the Applicable Interest Rate of, a Loan after the Borrowers have given a Rate Request, (c) the failure of the Borrowers to make any prepayment of a Loan after the Borrowers have given notice of such intention to make such a prepayment, and/or (d) the making by the Borrowers of a prepayment of a Loan on a day which is not the last day of the Interest Period for such LIBOR Amount, calculated as provided in the following paragraph. This agreement and covenant of the Borrowers shall survive termination or expiration of this Agreement and payment of the other Obligations.

                      Contemporaneously with any prepayment of principal of a LIBOR Amount, a prepayment fee shall be due and payable to the Lender in an amount equal to the product of

  (A) the amount so prepaid

   multiplied by
   -------------
  (B) the difference (but not less than zero) of
      --------------
      (i) the constant maturity 360-day interest yield (as of the first day of the then effective Interest Period and expressed as a decimal) for a United States Treasury bill, note, or bond (a "Treasury obligation") selected by the Lender, in an aggregate amount comparable to the amount prepaid, and having, as of the first day of the then effective Interest Period, a remaining term approximately equal to the original Interest Period, minus
   -----

      (ii) the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on such Treasury obligation and having, as of the Business Day immediately preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by
   -------------

  (C) the quotient of
      ------------
      (y) the number of calendar days in the unexpired portion of the Interest Period,

  divided by
  ----------
      (x) 360.

                      The applicable yields on the Treasury obligations described above shall be determined based upon the Federal Reserve statistical release H.15 published for the applicable determination dates set forth above. Any Treasury obligation selected when the related Interest Period is one year or less shall be United States Treasury Bills. The Lender shall not be obligated or required to have actually reinvested the prepaid amount of the LIBOR Amount in any such Treasury obligation as a condition precedent to the Borrowers' being obligated to pay a prepayment fee as outlined above. The Lender shall not be obligated to accept any prepayment of principal unless it is accompanied by the prepayment fee, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment fee payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.

                      2.3.4	Payment of Interest.
                                --------------------
                      Unpaid and accrued interest on each LIBOR Loan shall be paid (a) on the earlier of (i) the last Business Day of each Interest Period for such LIBOR Amount and (ii) three (3) months from the date of the LIBOR Amount and (b) at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any LIBOR Amount prepaid prior to expiration of the then current Interest
Period for such LIBOR Amount shall be paid immediately upon prepayment.

       Section 2.4    General Financing Provisions.
                      -----------------------------
                      2.4.1	Borrowers' Representatives.
                                ---------------------------
                      The Borrowers hereby represent and warrant to the Lender that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) this financing is enabling any Permitted Acquisition, (b) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrowers individually, and (c) the Borrowers' additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loans; provided, however, that the Borrowers shall be deemed to have represented and warranted to the Lender at the time of allocation that each benefit and use of proceeds is a Permitted Use.

                      For administrative convenience, each Borrower hereby irrevocably appoints VSE as the Borrower's attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of VSE or in the name of the Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the Proceeds thereof) as VSE may so elect from time to time, including, without limitation, actions to (i) request advances under the Loans, apply for and direct the benefits of Letters of Credits, and direct the Lender to disburse or credit the proceeds of any Loan directly to an account of VSE, any one or more of the Borrowers or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any Additional Borrower Joinder Supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of the Borrower or in the name of VSE. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through VSE's duly authorized officer, officers or other Person or Persons designated by VSE to act from time to time on behalf of VSE.

                      Each of the Borrowers hereby irrevocably authorizes each of the Lender to make Loans to any one or more of the Borrowers, and to issue or cause to be issued Letters of Credit for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrowers on file with the Lender and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of VSE under the provisions of the most recent certificate of corporate resolutions and/or incumbency for VSE on file with the Lender.

                      The Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrowers in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations (including, without limitation, Section 2.4.9 (Guaranty)) shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrowers to the Lender under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

                      2.4.2	Use of Proceeds of the Loans.
                                -----------------------------
                      The proceeds of each advance under the Loans shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrowers shall use the proceeds of the Loans promptly.

                      2.4.3	Field Examination Fees.
                                -----------------------
                      The Borrower shall pay to the Lender a field examination fee (collectively, the "Field Examination Fees" and individually a "Field Examination Fee"), which Field Examination Fees shall be payable at the time of each field examination of the Borrowers' books and records in an amount prior to an Event of Default, not to exceed the Lender's actual costs of obtaining such field audit.

                      2.4.4	Computation of Interest and Fees.
                                ---------------------------------
                      All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

                      2.4.5	Maximum Interest Rate.
                                ----------------------
                      In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrowers such excess.

                      2.4.6	Payments.
                                ---------
                      All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers without setoff or counterclaim to the Lender (except as otherwise provided herein) at the Lender's office specified in Section 8.1 (Notices) in immediately available funds not later than noon (Eastern Time) on the due date of such payment. All payments received by the Lender after such time shall be deemed to have been received by the Lender for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Lender until such payments are paid to the Lender in immediately available funds.

                      2.4.7	Liens; Setoff.
                                --------------
                      The Borrowers hereby grant to the Lender a continuing Lien for all of the Obligations upon any and all monies, Investment Property, and other property of the Borrowers and the Proceeds thereof, now or hereafter held or received by or in transit to, the Lender, and/or any Affiliate of the Lender, from or for the Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Borrowers, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Borrowers in their capacity as trustee for Persons who are not Borrowers or Affiliates of the Borrowers. Without implying any limitation on any other rights the Lender may have under the Financing
Documents or applicable Laws, during the continuance of an Event of Default, the Lender, is hereby authorized by the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations (including, without limitation, the Obligations) then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

                      2.4.8	Requirements of Law.
                                --------------------
                      In the event that the Lender shall have determined in good faith that (a) the adoption of any Capital Adequacy Regulation, or (b) any change in any Capital Adequacy Regulation or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding any capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender, as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or any corporation controlling the Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and the corporation controlling the Lender, with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to the Lender such additional amount or amounts in order to compensate for such reduction.

                      2.4.9  Guaranty.
                             ---------
                             (a)	Each Borrower hereby unconditionally and
irrevocably, guarantees to the Lender:

	                         (i)	the due and punctual payment in full
(and not merely the collectibility) by the other Borrowers of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other
Financing Documents;

                                 (ii)	the due and punctual payment in full
(and not merely the collectibility) by the other Borrowers of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

                                 (iii)	the due and punctual performance by
the other Borrowers of all of the other terms, covenants and conditions contained in the Financing Documents; and

                                 (iv)	all the other Obligations of the
other Borrowers.
                             (b)	The obligations and liabilities of each
Borrower as a guarantor under this Section 2.4.9 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Borrower in its capacity as a guarantor expressly agrees that the Lender may, in their sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder:

                                 (i)	waive compliance with, or any
defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

                                 (ii)	modify, amend, change or terminate
any provisions of any of the Financing Documents;

                                 (iii)	grant extensions or renewals of or
with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

                                 (iv)	effect any release, subordination,
compromise or settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

                                 (v)	agree to the substitution, exchange,
release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

                                 (vi)	make advances for the purpose of
performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Borrowers shall then be in default;

                                 (vii)	make future advances pursuant to this
 Agreement or any of the other Financing Documents;

                                 (viii)	assign, pledge, hypothecate or otherwise
transfer the Revolving Credit Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;
                                 (ix)	deal in all respects with the other
Borrowers as if this Section 2.4.9 were not in effect;

                                 (x)	effect any release, compromise or
settlement with any of the other Borrowers, whether in their capacity as a Borrower or as a guarantor under this Section 2.4.9, or any other guarantor; and

                                 (xi)	provide debtor-in-possession financing
or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

                             (c)	The obligations and liabilities of each
Borrower, as guarantor under this Section 2.4.9, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Borrower may have against any one or more of the other Borrowers, the Lender and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand upon any of the Borrowers, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Borrowers or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Borrower under this Section 2.4.9, either in the same action, if any, brought against any one or more of the Borrowers or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Borrowers, in their respective capacities as borrowers and guarantors under this Section 2.4.9, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this
Section 2.4.9 in any manner whatsoever, and this Section 2.4.9 shall remain and continue in full force and effect. It is the intent and purpose of this
Section 2.4.9 that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.4.9, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

                             (d)	Each Borrower, as guarantor under this
Section 2.4.9, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                                 (i)	presentment and demand for payment
of the Obligations and protest of non-payment;

                                 (ii)	notice of acceptance of this Section
2.4.9 and of presentment, demand and protest thereof;

                                 (iii)	notice of any default hereunder or
under the Notes or any of the other Financing Documents and notice of all indulgences;

                                 (iv)	notice of any increase in the amount
of any portion of or all of the indebtedness guaranteed by this Section 2.4.9;

                                 (v)	demand for observance, performance
or enforcement of any of the terms or provisions of this
Section 2.4.9, the Notes or any of the other Financing
Documents;

                                (vi)	all errors and omissions in
connection with the Lender's administration of all indebtedness guaranteed by this Section 2.4.9, except errors and omissions resulting from acts of bad faith;

                               (vii)	any right or claim of right to cause
a marshalling of the assets of any one or more of the other
Borrowers;

                               (viii)	any act or omission of the Lender
which changes the scope of the risk as guarantor hereunder;
and
                              (ix)	all other notices and demands
otherwise required by law which the Borrower may lawfully waive.
                      Within ten (10) days following any request of the Lender so to do, each Borrower will furnish the Lender and such other persons as the Lender may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.4.9.

                      2.4.10	ACH Transactions and Swap Transactions.
                                ---------------------------------------
                      The Borrowers may request and the Lender or its Affiliates may, in their sole and absolute discretion, provide ACH Transactions and Swap Transactions although the Borrowers are not required to do so. In the event the Borrowers request the Lender or its Affiliates to procure ACH Transactions or Swap Transactions, then the Borrowers agree to indemnify and hold the Lender or its affiliates harmless from any and all obligations now or hereafter owing to the or its affiliates. The Borrowers agree to pay the Lender or its Affiliates all amounts owing to the Lender or its Affiliates pursuant to ACH Transactions and Swap Transactions. In the event the Borrowers shall not have paid to the Lender or its Affiliates such amounts, the Lender may cover such amounts by an advance under the Revolving Loan, which advance shall be deemed to have been requested by the Borrowers. The Borrowers acknowledge and agree that the obtaining of ACH Transactions and Swap Transactions from the Lender or its Affiliates (a) is in the sole and absolute discretion of the Lender or its Affiliates and (b) is subject to all rules and regulations of the Lender or its Affiliates.

                                 ARTICLE III
                                THE COLLATERAL
                                --------------
       Section 3.1	Debt and Obligations Secured.
                        -----------------------------
       All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens)) or any of the Financing Documents shall secure
(a) the payment of all of the Obligations, including, without limitation, any and all Outstanding Letter of Credit Obligations, and (b) the performance, compliance with and observance by the Borrowers of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

       Section 3.2	Grant of Liens.
                        ---------------
       Each of the Borrowers hereby assigns, pledges and grants to the Lender and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, all of the Borrowers' Accounts, Inventory, Government Contracts, Chattel Paper, Documents, Instruments, Equipment, Investment Property, and General Intangibles and all of the Borrower's deposit accounts with any financial institution with which the Borrower maintains deposits, whether now owned or existing or hereafter acquired or arising, all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, all insurance policies relating to the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and Proceeds of the foregoing. Each of the Borrowers further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

       Section 3.3	Collateral Disclosure List.
                        ---------------------------
       On or prior to the Closing Date, the Borrowers shall deliver to the Lender a list (the "Collateral Disclosure List") which shall contain such information with respect to each Borrower's business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of each of the Borrowers, all in the form provided to the Borrowers by the Lender. Promptly after demand by the Lender, the Borrowers, as appropriate, shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Lender.

       Section 3.4	Personal Property.
                        ------------------
       The Borrowers acknowledge and agree that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Borrowers' assets of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

                      3.4.1	Investment Property, Chattel Paper, Promissory
                                ----------------------------------------------
Notes, etc.
-----------
                      On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), each of the Borrowers shall deliver to the Lender, all originals of all of the Borrower's letters of credit, Investment Property, Chattel Paper, Documents and Instruments and, if the
Lender so requires, shall execute and deliver a separate pledge, assignment and security agreements in form and content acceptable to the Lender, which pledge, assignment and security agreements shall assign, pledge and grant a Lien to the Lender on all of each Borrower's letters of credit, Investment Property, Chattel Paper, Documents and Instruments.

                      In the event that any of the Borrowers shall acquire after the Closing Date any letters of credit, Investment Property, Chattel Paper, Documents or Instruments, each such Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.

                      All letters of credit, Investment Property, Chattel Paper, Documents and Instruments shall be delivered to the Lender endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers.

                      3.4.2	Patents, Copyrights and Other Property Requiring
                                ------------------------------------------------
Additional Steps to Perfect.
----------------------------
                      On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), the Borrowers shall execute and deliver all Financing Documents and take all actions requested by the Lender in order to perfect a first priority assignment of Patents, Copyrights, Trademarks, customer lists or any other type or kind of intellectual property acquired by any of the Borrowers after the Closing Date.

                      3.4.3	Government Contracts Requiring Additional Steps
                                -----------------------------------------------
to Perfect.
-----------
                      Each Borrower covenants and agrees that it shall provide Lender with all necessary information and will execute and deliver such documents as are required to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), to perfect Lender's security interest in Government Contracts on such Government Contracts as Lender may determine in its sole discretion.

       Section 3.5	Record Searches.
                        ----------------
       As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrowers pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to all of the Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

       Section 3.6	Costs.
                        ------
       The Borrowers agree to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                      (a)	customary fees and expenses incurred by
Lender in preparing, reviewing, negotiating and finalizing the Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing, reviewing, negotiating, and finalizing any of the Financing Documents, including, any amendments and supplements thereto);

                      (b)	all filing and/or recording taxes or fees;

                      (c)	all costs of Lien and record searches;

                      (d)	reasonable attorneys' fees in connection
with all legal opinions required; and

                      (e)	all related costs, fees and expenses.

       Section 3.7	Release.
                        --------
       Upon the indefeasible repayment in full in cash of the Obligations and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Revolving Credit Commitments, all Letters of Credit and all Outstanding Letter of Credit Obligations, upon the Borrowers' request and at the Borrowers' sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby and/or no commitment or obligation of the Lender to issue any Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations.

       Section 3.8	Inconsistent Provisions.
                        ------------------------
       In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------
       Section 4.1	Representations and Warranties.
                        -------------------------------
       The Borrowers, for themselves and for each other, represent and warrant to the Lender, as follows:

                      4.1.1	Subsidiaries.
                                -------------
                      The Borrowers have the Subsidiaries listed on the Collateral Disclosure List attached hereto and made a part hereof and no others. Each of the Subsidiaries is a Wholly Owned Subsidiary except as shown on the Collateral Disclosure List, which correctly indicates the nature and amount of each Borrower's ownership interests therein.

                      4.1.2	Good Standing.
                                --------------
                      Each Borrower and its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

                      4.1.3	Power and Authority.
                                --------------------
                      Each Borrower has full corporate power and authority to execute and deliver this Agreement, and the other Financing Documents to which it is a party, to make the borrowings and request Letters of Credit under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents or the performance by any Borrower of the Obligations.

                      4.1.4	Binding Agreements.
                                -------------------
                      This Agreement and the other Financing Documents executed and delivered by the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and are fully enforceable against each of the Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

                      4.1.5	No Defaults, Violations.
                                ------------------------
                                (a)	No Default or Event of Default has
occurred and is continuing.
                                (b)	None of the Borrowers nor any of their
respective Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of any Borrower, or which could materially adversely affect the ability of any Borrower to perform its obligations under this Agreement or the other Financing Documents, to which any Borrower is a party.

                      4.1.6	Compliance with Laws.
                                ---------------------
                      None of the Borrowers nor any of their respective Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of any Borrower and/or its Subsidiaries.

                      4.1.7	Investment Company Act.
                                -----------------------
                      None of the Borrowers nor any of their respective Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act.
                      4.1.8	Litigation.
                                -----------
                      Except as otherwise disclosed on Schedule 4.1.8 attached hereto and made a part hereof, there are no proceedings, actions or investigations pending or, so far as any Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any Borrower or any Subsidiary, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of any Borrower.

                      4.1.9	Financial Condition.
                                --------------------
                      The consolidated financial statements of the Borrowers dated March 31, 2007, are complete and correct and fairly present the financial position of each of the Borrowers and its Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of any Borrower or any Subsidiary as of the date of such financial statements that are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of any Borrower or any Subsidiary since the date of such financial statements and to the Borrowers' knowledge no such adverse change is pending or threatened. None of the Borrowers nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

                      4.1.10	Full Disclosure.
                                ----------------
                      The financial statements referred to in Section 4.1.9 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to any Borrower which such Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of that Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of any Borrower or of any Subsidiary.

                      4.1.11	Indebtedness for Borrowed Money.
                                --------------------------------
                      Except for the Obligations and except as set forth in
Schedule 4.1.11 attached hereto and made a part hereof, the Borrowers have no Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in
Schedule 4.1.11, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

                      4.1.12	Taxes.
                                ------
                      Each of the Borrowers and its Subsidiaries has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers were as of the date of audited financial statements referred to in Section 4.1.9 (Financial Condition), and are now, adequately provided for on the books of the Borrowers and its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any Borrower for Taxes in excess of those already paid.

                      4.1.13	ERISA.
                                ------
                      With respect to any Plan that is maintained or contributed to by any Borrower and/or by any Commonly Controlled Entity or as to which any of the Borrowers retains material liability: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived or that are unlikely to result in material liability for any of the Borrowers; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (e) neither any Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (f) no Multi-employer Plan to which any Borrower or any Commonly Controlled Entity has an obligation to contribute is to the knowledge of the Borrowers, in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by any Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in "reorganization."

                      4.1.14	Title to Properties.
                                --------------------
                      The Borrowers have good and marketable title to all of their respective properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section
4.1.9 (Financial Condition). The Borrowers have legal, enforceable and uncontested rights to use freely such property and assets. All of such properties, including, without limitation, the Collateral which were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrowers and not, by way of example only, as part of a bulk sale.

                      4.1.15	Patents, Trademarks, Etc.
                                -------------------------
                      Each of the Borrowers and its Subsidiaries owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.9 (Financial Condition).

                      4.1.16	Employee Relations.
                                -------------------
                      Except as disclosed on Schedule 4.1.16 attached hereto and made a part hereof, (a) no Borrower nor any Subsidiary thereof nor any of the Borrower's or Subsidiary's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Borrower or any Subsidiary and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of a Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrowers after due inquiry, threatened between any Borrower and its employees, and (d) no Borrower nor any Subsidiaries is subject to an employment contract, commission contract or bonus agreement. Hours worked and payments made to the employees of any one or more of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from any one or more of the Borrowers or for which any claim may be made against a Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is a party or by which it is bound.
                      4.1.17	Presence of Hazardous Materials or Hazardous
                                --------------------------------------------
Materials Contamination.
------------------------
                      To the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of any Borrower or for which any Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by a Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws and as otherwise permitted under
Section 6.1.12 of this Agreement; and (b) no property owned, controlled or operated by any Borrower or for which any Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

                      4.1.18	Perfection and Priority of Collateral.
                                --------------------------------------
                      The Lender have, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.18 attached hereto and made a part hereof.

                      4.1.19	Places of Business and Location of Collateral.
                                ----------------------------------------------
                      The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of each Borrower, (b) any and each other place of business of each Borrower, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the filing offices for those jurisdictions in which any one or more of the Borrowers maintain a place of business as identified on the Collateral Disclosure List.

                      4.1.20	Business Names and Addresses.
                                -----------------------------
                      In the five (5) years preceding the date hereof, no Borrower has changed its name, identity or corporate structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List.

                      4.1.21	Equipment.
                                ----------
                      All Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No equipment is held by any Borrower on a sale on approval basis.

                      4.1.22	Inventory.
                                ----------
                      The Inventory of the Borrowers is (a) of good and merchantable quality, free from defects, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Disclosure List. No goods offered for sale by any Borrower are consigned to or held on sale or return terms by that Borrower.

                      4.1.23	Accounts.
                                ---------
                      With respect to all Accounts and to the best of the Borrowers' knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the respective Borrower's books and records, with respect thereto are actually and absolutely owing to that Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by that Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Borrowers to reduce the Obligations; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

                      4.1.24	Compliance with Eligibility Standards.
                                --------------------------------------
                      Each Account included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables. With respect to those Accounts which the Lender has deemed Eligible Receivables (a) there are no facts, events or occurrences which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to any Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

                      4.1.25	Solvency
                                --------
                      Each of the Borrowers is Solvent prior to and after giving effect to the making of the Loans.

                      4.1.26	Claims and Investigations.
                                --------------------------
                      There exist no pending or threatened claims, investigations (whether formal or informal), litigation, disputes, protests or other controversies involving the Borrowers or any Affiliate pertaining to or arising out of any contract with any Governmental Authority which, if adversely determined, would have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrowers or any Affiliate. Neither the Borrowers nor any Affiliate has filed nor has any basis for filing any claims or demands for payment against the United States or any other party arising out of or in connection with any such contract, other than progress billings, public vouchers, and invoices submitted in the ordinary course of business.

                      4.1.27	Government Contract Obligations.
                                --------------------------------
                      With respect to all Government Contracts no Borrower or any Affiliate has defaulted under any Government Contract which default would be a basis of terminating such Government Contract.

                      4.1.28	Post-closing Financial Statements.
                                ----------------------------------
                      Borrower will furnish to the Lender a post-closing pro-forma consolidated balance sheet of Borrowers and its Subsidiaries as of immediately after consummation of any Permitted Acquisition and the transactions incident thereto (each a "Post-closing Balance Sheet") together with post-closing financial projections for the fiscal year period subsequent to the
Permitted Acquisition (each a "Post-closing Financial Projections").   The Post-
closing Financial Projections will represent Borrowers best estimate of the future operations of each Borrower and are based on reasonable and conservative assumptions.

       Section 4.2	Survival; Updates of Representations and Warranties.
                        ----------------------------------------------------
       All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time of the making of, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to the financial statements which are referred to in Section 4.1.9 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

                                  ARTICLE V
                            CONDITIONS PRECEDENT
                            --------------------
       Section 5.1	Conditions to the Initial Advance and Initial Letter of
                        -------------------------------------------------------
Credit.
-------
       The making of the initial advance under the Loans and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                      5.1.1	Organizational Documents - Borrowers
                                ------------------------------------
                      The Lender shall have received for each Borrower:

                      (a)	a certificate of good standing certified
by the Secretary of State, or other appropriate Governmental
Authority, of the state of incorporation of such Borrower;

                      (b)	a certified copy from the appropriate
Governmental Authority under which such Borrower is organized, of such Borrower's recorded limited partnership certificate and all recorded amendments thereto;

                      (c)	a certificate of qualification to do
business for such Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business;

                      (d)	a certificate dated as of the Closing Date
by the Secretary or an Assistant Secretary of such Borrower covering:

                          (i)	true and complete copies of that
Borrower's corporate charter, bylaws, and all amendments thereto;

                          (ii)	the incumbency, authority and
signatures of the officers of such Borrower authorized to sign this Agreement and the other Financing Documents to which such Borrower is a party; and

                          (iii)	the identity of such Borrower's
current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

                      5.1.2	Consents, Licenses, Approvals, Etc.
                                -----------------------------------
                      The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and such consents, licenses and approvals shall be in full force and effect.

                      5.1.3	Note.
                                -----
                      The Lender shall have received the Revolving Credit Note, conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.
                      5.1.4	Financing Documents and Collateral.
                                -----------------------------------
                      Each Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Investment Property, and related Collateral and all opinions, and other documents contemplated by ARTICLE III (The
Collateral).
                      5.1.5	Other Documents, Etc.
                                ---------------------
                      The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

                      5.1.6	Payment of Fees.
                                ----------------
                      The Lender shall have received payment of any Fees due on or before the Closing Date.

                      5.1.7	Collateral Disclosure List.
                                ---------------------------
                      Each Borrower shall have delivered the Collateral Disclosure List required under the provisions of Section 3.3 (Collateral Disclosure List) duly executed by a Responsible Officer of each Borrower.

                      5.1.8	Recordings and Filings.
                                -----------------------
                      Each Borrower shall have: (a) executed and delivered all Financing Documents required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

                      5.1.9	Insurance Certificate.
                                ----------------------
                      The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) and Section 6.1.20 (Insurance With Respect to Equipment and Inventory).

                      5.1.10	Landlord's Waivers.
                                -------------------
                      The Lender shall have received a landlord's waiver from each landlord of each and every business premise requested by the Lender, leased by each Borrower and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be reasonably acceptable to the Lender and its counsel in their sole and absolute discretion.

       Section 5.2	Conditions to all Extensions of Credit.
                        ---------------------------------------
       The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender and its counsel:

                      5.2.1	Compliance.
                                -----------
                      Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

                      5.2.2	Borrowing Base.
                                ---------------
                      The Borrowers shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report), there shall exist no Borrowing Base Deficiency, and as evidence thereof, the Borrowers shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender, and the Borrowers shall be in compliance with the provisions of this Agreement both immediately before and immediately after the making of the advance requested.

                      5.2.3	Default.
                                --------
                      There shall exist no Event of Default or Default hereunder.

                      5.2.4	Representations and Warranties.
                                -------------------------------
                      The representations and warranties of each of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in
Section 4.1.9 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

                      5.2.5	Adverse Change.
                                ---------------
                      No adverse change shall have occurred in the condition (financial or otherwise), operations or business of any Borrower that would, in the good faith judgment of the Lender, materially impair the ability of that Borrower to pay or perform any of the Obligations.

                      5.2.6	Legal Matters.

                      All legal documents incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                                 ARTICLE VI
                         COVENANTS OF THE BORROWERS
                         --------------------------
       Section 6.1	Affirmative Covenants.
                        ----------------------
       So long as any of the Obligations (or any the Revolving Credit Commitments therefor) shall be outstanding hereunder, the Borrowers agree jointly and severally with the Lender as follows:

                      6.1.1	Financial Statements.
                                ---------------------
                      The Borrowers shall furnish to the Lender:

                             (a)		Annual Statements and
Certificates. The Borrowers shall furnish to the Lender as soon as available, but in no event more than ninety (90) days after the close of the Borrowers' fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrowers and their Subsidiaries, prepared in accordance with GAAP and examined and certified by independent certified public accountants satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Borrowers and their Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrowers and their Subsidiaries for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth in any schedule attached to the certification), each prepared by a Responsible Officer of the Borrowers in a format acceptable to the Lender and (iii) if issued, a management letter in the form prepared by the Borrowers' independent certified public accountants.

                             (b)		Quarterly Statements and
Certificates. The Borrowers shall furnish to the Lender as soon as available, but in no event more than forty-five (45) days after the close of the Borrowers' fiscal quarters, consolidated and consolidating balance sheets of the Borrowers and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth on any schedule attached to the certification), each prepared by a Responsible
Officer of or on behalf of each Borrower in a format acceptable to the Lender, all as prepared and certified by a Responsible Officer of the Borrowers and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.
                             (c)		Monthly Reports.  The Borrowers
shall furnish to the Lender within twenty (20) days after the end of each fiscal month, a Borrowing Base Report, and a report containing the following information:
                                  (i)	a detailed aging schedule of all
Receivables by Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

                                  (ii)	a detailed aging of all accounts
payable by supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request; and

                                  (iii)	such other information as the Lender
may reasonably request.
                             (d)	Contract Backlog Report.  With the
annual financial statements to be delivered hereunder or at such other times as the Lender may request, reports relating to the Receivable included in any Borrowing Base Report submitted during such quarter setting forth a description of contracts giving rise to such Receivable, the percentage of completion of the work to be performed with respect to such contracts, the amounts billed under such contracts and the amounts remaining to be billed, in form and detail satisfactory to the Lender.

                             (e)	Government Contract Audits.  Promptly
after any Borrower's receipt thereof, notice of any final decision of a contracting officer disallowing costs aggregating more than One Hundred Thousand Dollars ($100,000), which disallowed costs arising out of any audit of such Borrower's contract with a Governmental Authority.

                             (f)	Additional Reports and Information.
The Borrowers shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

                      6.1.2	Reports to SEC and to Stockholders.
                                -----------------------------------
                      The Borrowers will furnish to the Lender, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by any Borrower to its stockholders, and of all regular and other reports filed by any Borrower with any securities exchange or with the Securities and Exchange Commission.

                      6.1.3	Recordkeeping, Rights of Inspection, Field
                                ------------------------------------------
Examination, Etc.
-----------------
                             (a)	Each of the Borrowers shall, and shall
cause each of its Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                             (b)	Each of the Borrowers shall, and shall
cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrowers and its Subsidiaries, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrowers' other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries, with the officers, directors, employees and other representatives of the Borrowers and their Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                             (c)	Each of the Borrowers hereby irrevocably
authorizes and directs all accountants and auditors employed by any of the Borrowers and/or any of their Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any or all of the Borrowers and/or any or all of their respective Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of any or all of the Borrowers and/or any or all of their respective Subsidiaries. Further, each of the Borrowers hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to any and all of the Borrowers and/or any or all Subsidiaries, whether made by the Borrowers or otherwise.

                             (d)	Any and all reasonable costs and
expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing, including, without limitation, travel, lodging, meals, and other shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrowers acknowledge and agree that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Lender's employees and agents in, and when, traveling to any of the Borrowers' facilities.

                      6.1.4	Corporate Existence.
                                --------------------
                      Each of the Borrowers shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrower to perform the Obligations, on the conduct of the Borrower's operations, on the Borrower's financial condition, or on the value of, or the ability of the Lender to realize upon, the Collateral.

                      6.1.5	Compliance with Laws.
                                ---------------------
                      Each of the Borrowers shall comply, and cause each of its Subsidiaries to comply, with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the non-observance of which might have a material adverse effect on the ability of the Borrowers to perform the Obligations, on the conduct of the Borrowers' operations, on the Borrowers' consolidated financial condition, or on the value of, or the ability of the Lender to realize upon, the Collateral.

                      6.1.6	Preservation of Properties.
                                ---------------------------
                      Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.
                      6.1.7	Line of Business.
                                -----------------
                      Each of the Borrowers will continue to engage substantially in the business of providing diversified engineering, technical and management services.

                      6.1.8	Insurance.
                                ----------
                      Each of the Borrowers will, and will cause each of its Subsidiaries to, at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrowers will, and will cause each of its Subsidiaries to, keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from time to time. Each of the Borrowers shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate from the Borrowers' insurance carrier of the Borrowers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Borrowers will obtain such additional insurance as the Lender may reasonably request.
                      6.1.9	Taxes.
                                ------
                      Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will, and will cause each of its Subsidiaries, to pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. Each of the Borrowers shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Borrowers from wages and salaries of employees and amounts contributed by any of the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

                      6.1.10	ERISA.
                                ------
                      Each Borrower will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. No Borrower will permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower, or (b) any Reportable Event if, upon termination of the Plan or Plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower to the PBGC. Upon the Lender's request, each Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

                      6.1.11	Notification of Events of Default and Adverse
                                ---------------------------------------------
Developments.
-------------
                      Each of the Borrowers shall promptly notify the Lender upon obtaining knowledge of the occurrence of:
                      (a)	any Event of Default;
                      (b)	any Default;
                      (c)	any litigation instituted or their
knowledge threatened against any of the Borrowers or any of their Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Borrowers or any Subsidiary where the claims against any Borrower or any Subsidiary exceed Two Hundred Fifty Thousand
Dollars ($250,000) and are not covered by insurance;

                      (d)	any event, development or circumstance
whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any of the Borrowers or any of their respective Subsidiaries;

                      (e)	any default under any contract with any
Governmental Authority or any event which if not corrected could give rise to a default under any such contract or a termination for convenience;

                      (f)	any judicial, administrative or arbitral
proceeding pending against any of the Borrowers or any of their respective Subsidiaries and any judicial or administrative proceeding known by any of the Borrowers to be threatened against any Borrower or any Subsidiary which, if adversely decided, could materially adversely affect the financial condition or operations
(present or prospective) of any Borrower or any Subsidiary;

                      (g)	the receipt by any of the Borrowers or any
Subsidiary of any notice, claim or demand from any Governmental
Authority which alleges that any of the Borrowers or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable material Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental
Protection Act; and

                      (h)	any other development in the business or
affairs of any of the Borrowers or any of their respective
Subsidiaries which may be materially adverse;
in each case describing in detail satisfactory to the Lender the nature thereof and the action the Borrowers propose to take with respect thereto.

                      6.1.12	Hazardous Materials; Contamination.
                                -----------------------------------
                      Each of the Borrowers agrees to:

                      (a)	give notice to the Lender immediately upon
acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower's line of business expressly described in this Agreement), with a full description thereof;

                      (b)	promptly comply with any Laws requiring
the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;

                      (c)	provide the Lender, within thirty (30)
days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous
Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible; and

                      (d)	as part of the Obligations, defend,
indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Borrower for which any Borrower is, or is claimed to be, responsible. Each Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Revolving Credit Commitments and the payment and performance of all of the other Obligations.

                      6.1.13	Disclosure of Significant Transactions.
                      Each of the Borrowers shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets (other than Capital Expenditures permitted by Section 6.2.20 of this Agreement) which exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

                      6.1.14	Financial Covenants.
                                --------------------
                             (a)	Tangible Net Worth.  The Borrowers, on
a consolidated basis, shall at all times maintain a Tangible Net Worth of not less than sum of Twenty-Five Million Dollars ($25,000,000), plus fifty percent (50%) of the Borrowers' consolidated annual net income (after the payment or provision for payment of income taxes), on a cumulative basis, for each fiscal year of the Borrowers commencing with the fiscal year ending December 31, 2007.

                             (b)	Net Income.  The Borrowers will
maintain, on a consolidated basis and tested as of the last day of each of Borrowers' fiscal quarters for the four (4) quarter period ending on that date, consolidated net income (after the payment or provision for payment of income taxes), less the amount of dividends declared in such period of not less than $1.00.

                      6.1.15	Collection of Receivables.
                                --------------------------
                      Until such time that the Lender shall notify the Borrowers of the revocation of such privilege, the Borrowers and their Subsidiaries shall at their own expense have the privilege for the account of, and in trust for, the Lender of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables as the Lender may request or in the absence of such request, as each of the Borrowers and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to any one or more of the Borrowers and each of the Subsidiaries by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrowers. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Receivables.

                      6.1.16	Assignments of Receivables.
                                ---------------------------
                      Each Borrower will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender, under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Borrowers agree that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of any of the Borrowers with respect to that which is assigned and the Borrowers hereby agree jointly and severally to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on any Borrower's rights, title and interest in, to, and under the Collateral.

                      6.1.17	Government Accounts.
                                --------------------
                      The Borrowers will upon request of the Lender immediately notify the Lender if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and, if requested by the Lender, execute any Instruments and take any steps required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender, for the ratable benefit of the Lender and for the benefit of the Lender with respect to the Lender's Obligations, and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

                      6.1.18	Notice of Returned Goods, etc.
                                ------------------------------
                      The Borrowers will promptly notify, and will cause the Subsidiaries to promptly notify, the Lender of the return, rejection or repossession of any goods of the Borrowers or any Subsidiaries sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Hundred Fifty Thousand Dollars ($150,000.00) for such month.

                      6.1.19	Inventory.
                                ----------
                      With respect to the Inventory, the Borrowers and their Subsidiaries will, after an Event of Default: (a) maintain a perpetual inventory reporting system at all times, (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrowers' and Subsidiaries' cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Lender upon demand for inspection and copying thereof; (c) not store any Inventory with a bailee, warehouseman or similar Person without the Lender's prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Lender of warehouse receipts, in form acceptable to the Lender, in the name of the Lender evidencing the storage of Inventory and the interests of the Lender therein; (d) permit the Lender and its agents or representatives to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition at any time or times hereafter during the Borrowers' and Subsidiaries' usual business hours or at other reasonable times and (e) at the Lender's request, designate the Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents. The Borrowers shall be permitted to sell their Inventory in the ordinary course of business until the occurrence of an Event of Default.

                      6.1.20	Insurance With Respect to Equipment and
                                ---------------------------------------
Inventory.
----------
                      The Borrowers will (a) maintain and cause each of their Subsidiaries to maintain hazard insurance with fire and extended coverage and naming the Lender as an additional insured with loss payable to the Lender as its respective interest may appear on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of any of the Borrowers shall affect the right of the Lender to recover under such policy in the event of loss or damage; (b) file, and cause each of their Subsidiaries to file, with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Lender, obtain, and cause each of their Subsidiaries to obtain, such additional insurance as the Lender may reasonably request.

                      6.1.21	Maintenance of the Collateral.
                                ------------------------------
                      The Borrowers will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral that may materially impair the value thereof. The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of each of the Borrowers and their Subsidiaries and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Receivables or to, preserve any rights against any other party with an interest in the Collateral.

                      6.1.22	Equipment.
                                ----------
                      The Borrowers shall (a) maintain all Equipment as personalty, (b) not affix any Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Equipment on a sale on approval basis. The Borrowers hereby declare their intent that, notwithstanding the means of attachment, no goods of the Borrowers hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender's consent, until all of the Obligations have been paid in full and all of the Revolving Credit Commitments and Letters of Credit have been terminated or have expired.

                      6.1.23	Defense of Title and Further Assurances.
                                ----------------------------------------
                      At their expense, the Borrowers will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Lender under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Borrowers will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrowers shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the Proceeds of any of the Accounts or Receivables of the Borrowers are expected to become subject to the control of, or in the possession of, a party other than the Borrowers or the Lender, the Borrowers shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender, in those Proceeds. The Borrowers agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Each Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.23.

                      6.1.24	Business Names; Locations.
                                --------------------------
                      Each Borrower will notify and cause each of the Subsidiaries to notify the Lender not less than thirty (30) days prior to (a) any change in the name under which the Borrower or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the applicable Borrower or Subsidiary, and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

                      6.1.25	Subsequent Opinion of Counsel as to Recording
                                ---------------------------------------------
Requirements.
-------------
                      In the event that any Borrower or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Lender's request the Borrowers will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrowers and their Subsidiaries have complied to maintain the Lien and security interest in favor of the Lender in the Collateral.

                      6.1.26	Use of Premises and Equipment.
                                ------------------------------
                      The Borrowers agree that until the Obligations are fully paid and all of the Revolving Credit Commitments and the Letters of Credit have been terminated or have expired, the Lender (a) after and during the continuance of an Event of Default, may use any of the Borrowers' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers' owned or leased property.

                      6.1.27	Protection of Collateral.
                                -------------------------
                      The Borrowers agree that the Lender may at any time following an Event of Default take such steps as the Lender deems reasonably necessary to protect the interest of the Lender in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Borrowers' premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Lender in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Borrowers agree to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

       Section 6.2	Negative Covenants.
                        -------------------
       So long as any of the Obligations or the Revolving Credit Commitments or Letters of Credit therefor shall be outstanding hereunder, the Borrowers agree with the Lender that without the prior written consent of the Lender:

                      6.2.1	Capital Structure, Merger, Acquisition or Sale
                                ----------------------------------------------
of Assets.
----------
                      None of the Borrowers will alter or amend their capital structure, authorize any additional class of equity, issue any stock or equity of any class, enter into any merger or consolidation or amalgamation, windup or dissolve themselves (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person (other than in connection with a Permitted Acquisition), or sell, lease or otherwise dispose of any of its assets (except Inventory disposed of in the ordinary course of business prior to an Event of Default). Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

                      6.2.2	Subsidiaries.
                                -------------
                      None of the Borrowers will create or acquire any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List.

                      6.2.3	Issuance of Stock.
                                ------------------
                      None of the Borrowers will issue, or grant any option or right to purchase, any of its capital stock, except for stock issued under the terms of existing stock option plans, provided that no Event of Default has occurred or would exist after giving effect to the issuance, grant or purchases.
                      6.2.4	Purchase or Redemption of Securities, Dividend
                                ----------------------------------------------
Restrictions.
-------------
                      Declare or pay any dividends; purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; make any distribution of assets to its stockholders whether in cash, assets or obligations of a Borrower; allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any Subsidiary to purchase or otherwise acquire for value any stock of a Borrower or another Subsidiary, except that if there is no Default at such time and no covenant violation would occur (a) VSE may pay dividends in an aggregate annual amount equal to $.60 per share of common stock outstanding, (b) a Borrower may declare and deliver dividends and make distributions payable solely in its common stock; (c) a Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock and (d) VSE, during each fiscal year, may repurchase shares of its capital stock in amounts not to exceed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) provided that no Borrower shall declare or pay any dividends permitted under this Section 6.2.4 other than VSE's normal quarterly cash dividend, until the Lender has received written notice from such Borrower at least five (5) Business Days in advance of declaring or paying any such dividend and has also received such other information as the Lender may have requested in order to verify the amount of the proposed dividends and to determine that the conditions precedent to the making of the requested dividends have been satisfied.

                      6.2.5	Indebtedness.
                                -------------
                      None of the Borrowers will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Subsidiary to do so, except:
                      (a)	the Obligations;
                      (b)	current accounts payable arising in the
ordinary course;
                      (c)	Indebtedness secured by Permitted Liens;
                      (d)	Indebtedness of the Borrowers existing on
the date hereof and reflected on the financial statements
furnished pursuant to Section 4.1.9 (Financial Condition);
                      (e)	Indebtedness of the Borrowers not
otherwise permitted by this Agreement which, in the aggregate, does not exceed Fifty Thousand Dollars ($50,000).

                      6.2.6	Investments, Loans and Other Transactions.
                                ------------------------------------------
                      Except as otherwise provided in this Agreement, none of the Borrowers will, and will permit any of its Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with its business and treated as a Fixed or Capital Asset of any Borrower or any Subsidiary) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

                      (i)	any advance to an officer or employee of any
Borrower or any Subsidiary, provided that the aggregate amount of all such advances by all of the Borrowers and their Subsidiaries (taken as a whole) outstanding at any time shall not exceed at any time outstanding the aggregate principal sum of (i) Seven Hundred Fifty Thousand Dollars ($750,000) for all such loans by the Borrower, plus (ii) reasonable advances for anticipated business expenses of employees that would be reimbursed to such employees under such Borrower's expense reimbursement policy, and (b) loans from VSE to Affiliates, not exceeding an aggregate outstanding principal amount at any time of Two Million Dollars ($2,000,000);

                      (ii)	the endorsement of negotiable
instruments for deposit or collection or similar transactions in the ordinary course of business;

                      (iii)	any investment in Cash Equivalents,
which are pledged to the Lender, as collateral and security for the Obligations;

                      (iv)	trade credit extended to customers
in the ordinary course of business; and

                      (v)	investments in any Targets pursuant
to any Permitted Acquisition.

                      6.2.7	Stock of Subsidiaries.
                                ----------------------
                      None of the Borrowers will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into any of the Borrowers or another Wholly Owned Subsidiary of any of the Borrowers or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

                      6.2.8	Liens.
                                ------
                      Each Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, other than sales of goods belonging to others which have been disclosed to the Lender, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

                      6.2.9	Transactions with Affiliates.
                                -----------------------------
                      None of the Borrowers nor any of their Subsidiaries will enter into or participate in any transaction except in the ordinary course of business, with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of any Borrower and/or any Subsidiary.

                      6.2.10	Other Businesses.
                                -----------------
                      None of the Borrowers nor any of their Subsidiaries will engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

                      6.2.11	ERISA Compliance.
                                -----------------
                      None of the Borrowers nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

                      6.2.12	Prohibition on Hazardous Materials.
                                -----------------------------------
                      None of the Borrowers shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by any Borrower or for which any Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of a Borrower's business expressly described in this Agreement.

                      6.2.13	Method of Accounting; Fiscal Year.
                                ----------------------------------
                      None of the Borrowers will:

                      (a)	change the method of accounting employed
in the preparation of any financial statements furnished to the Lender under the provisions of Section 6.1.1 (Financial
Statements), unless required to conform to GAAP and on the condition that the Borrowers' accountants shall furnish such information as the Lender may request to reconcile the changes with the Borrowers' prior financial statements

                      (b)	change its fiscal year from a year ending
on December 31st.

                      6.2.14	Compensation.
                                -------------
                      None of the Borrowers nor any Subsidiary will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of any Borrower or any Subsidiary, or any Affiliate of any Borrower or any Subsidiary, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees.

                      6.2.15	Transfer of Collateral.
                                -----------------------
                      None of the Borrowers nor any of their Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

                      6.2.16	Sale and Leaseback.
                                -------------------
                      None of the Borrowers nor any of the Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

                      6.2.17	Disposition of Collateral.
                                --------------------------
                      None of the Borrowers will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business, and the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (a) used to purchase similar Equipment to replace the unnecessary or obsolete Equipment or (b) immediately turned over to the Lender for application to the Obligations in accordance with the provisions of this Agreement.

                      6.2.18	Capital Expenditures
                                --------------------
                      None of the Borrowers will, or will permit any Subsidiary to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate for all of the Borrowers and their Subsidiaries (taken as a whole) in any fiscal year exceeding two percent (2.0%) of Borrowers' net revenue for such period.

                                 ARTICLE VII
                       DEFAULT AND RIGHTS AND REMEDIES
                       -------------------------------

       Section 7.1	Events of Default.
                        ------------------
       The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                      7.1.1	Failure to Pay.
                                ---------------
                      The failure of the Borrowers to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents.

                      7.1.2	Breach of Representations and Warranties.
                                -----------------------------------------
                      Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

                      7.1.3	Failure to Comply with Covenants.
                                ---------------------------------
                      The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

                      7.1.4	Default Under Other Financing Documents or
                                ------------------------------------------
Obligations.
------------
                      A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                      7.1.5	Receiver; Bankruptcy.
                                ---------------------
                      Any Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets.

                      7.1.6	Involuntary Bankruptcy, etc.
                                ----------------------------
                      (a) An order for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than any Borrower or any Subsidiary (i) adjudicating any Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower or of any Subsidiary, or of a material portion of any Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                      7.1.7	Judgment.
                                ---------
                      Unless adequately insured in the opinion of the Lender, the entry of a final judgment for the payment of money involving more than $200,000 against any Borrower or any Subsidiary, and the failure by such Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                      7.1.8	Execution; Attachment.
                                ----------------------
                      Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

                      7.1.9	Default Under Other Borrowings.
                                -------------------------------
                      Default shall be made with respect to any Indebtedness for Borrowed Money of any of the Borrowers (other than the Loans) in excess of Two Hundred Thousand Dollars ($200,000) if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                      7.1.10	Challenge to Agreements.
                                ------------------------
                      Any Borrower or any Guarantor shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

                      7.1.11	Material Adverse Change.
                                ------------------------
                      The Lender, in its sole discretion, determines in good faith that a material adverse change has occurred in the financial condition of any of the Borrowers.

                      7.1.12	Impairment of Position.
                                -----------------------
                      The Lender, in its sole discretion, determines in good faith that an event has occurred which impairs the prospect of payment of any of the Obligations and/or the value of the Collateral.

                      7.1.13	Collateral Inadequacy.
                                ----------------------
                      The determination in good faith by the Lender that the security for the Obligations is inadequate.

                      7.1.14	Change in Ownership.
                                --------------------
                      The failure of VSE to own at least fifty one percent (51%) of the voting capital stock of the other Borrowers.

                      7.1.15	Liquidation, Termination, Dissolution, Change
                                ---------------------------------------------
in Management, etc.
-------------------
                      Any Borrower shall liquidate, dissolve or terminate its existence or any change occurs in the management or control of any Borrower without the prior written consent of the Lender.

                      7.1.16	De-Listing of Stock.
                                --------------------
                      The failure of the stock of VSE to be listed on NASDAQ or a national stock exchange.

                      7.1.17	Government Default.
                                -------------------
                      The issuance to a Borrower or any Subsidiary or (a) a cure notice or a show-cause notice relating to a possible termination for default under any contract which is either a contract with a Governmental Authority or is a subcontract (at any tier) which is related to a contract between a third party and Governmental Authority and, within thirty (30) calendar days after the date of such notice, no written notification is received by such Borrower or such Subsidiary from the cognizant contracting officer or customer official stating that a termination will not occur; or (b) a notice of actual termination of default (complete or partial), under any such contract or subcontract; provided, however, that no Event of Default shall be declared based upon clauses (a) or (b) of this Section 7.1.17 if the notice in question is issued at a time when the Unearned Contract Value of the contract or subcontract in question is less than $500,000.

       Section 7.2	Remedies.
                        ---------
       Upon the occurrence of any Event of Default, the Lender may, in the exercise of its sole and absolute discretion from time to time, and shall, at any time thereafter exercise any one or more of the following rights, powers or remedies.

                      7.2.1	Acceleration.
                                -------------
                      The Lender may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

                      7.2.2	Further Advances.
                                -----------------
                      The Lender may from time to time without notice to the Borrowers suspend, terminate or limit any further advances, loans or other extensions of credit under the Revolving Credit Commitments, under this Agreement and/or under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.), the Revolving Credit Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

                      7.2.3	Uniform Commercial Code.
                                ------------------------
                      The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrowers shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon any Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

                      Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in
Section 8.1 (Notices), or such other address of the Borrowers which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrowers. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

                      If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

                      The Borrowers recognize that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrowers covenant and agree to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

                      7.2.4	Specific Rights With Regard to Collateral.
                                ------------------------------------------
                      In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to any of the Borrowers, and each Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender and/or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers:

                      (a)	request any Account Debtor obligated on
any of the Accounts to make payments thereon directly to the
Lender, with the Lender taking control of the Proceeds thereof;
                      (b)	compromise, extend or renew any of the
Collateral or deal with the same as it may deem advisable;
                      (c)	make exchanges, substitutions or
surrenders of all or any part of the Collateral;
                      (d)	copy, transcribe, or remove from any place
of business of any Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of any Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;
                      (e)	repair, alter or supply goods if necessary
to fulfill in whole or in part the purchase order of any Account
Debtor;
                      (f)	demand, collect, receipt for and give
renewals, extensions, discharges and releases of any of the
Collateral;
                      (g)	institute and prosecute legal and
equitable proceedings to enforce collection of, or realize upon, any of the Collateral;
                      (h)	settle, renew, extend, compromise,
compound, exchange or adjust claims in respect of any of the
Collateral or any legal proceedings brought in respect thereof;
                      (i)	endorse or sign the name of any Borrower
upon any Items of Payment, certificates of title, Instruments,
Investment Property, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;
                      (j)	clear Inventory through customs in the
Lender's or any Borrower's name and to sign and deliver to customs officials powers of attorney in any Borrower's name for such purpose;
                      (k)	notify the Post Office authorities to
change the address for the delivery of mail to the Borrowers to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to any of the Borrowers; and
                      (l)	take any other action necessary or
beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

                      7.2.5	Application of Proceeds.
                                ------------------------
                      Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment first to any and all Enforcement Costs, and any balance of such proceeds will be applied to the Obligations in such order and manner as the Lender shall determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrowers shall remain liable to the Lender for any deficiency.

                      7.2.6	Performance by Lender.
                                ----------------------
                      If the Borrowers shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender, or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers.
All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Lender on demand, and shall constitute and become a part of the Obligations.

                      7.2.7	Other Remedies.
                                ---------------
                      The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

       Section 8.1	Notices.
                        --------
       All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

              Borrowers:	VSE Corporation
                                2550 Huntington Avenue
                                Alexandria, Virginia 22303
                                Attention:  R.J. Hannah

              Lender:	        Citizens Bank of Pennsylvania
                                8521 Leesburg Pike, Suite 405
                                Vienna, Virginia 22182
                                Attention:  Leslie Grizzard

              with a copy to:	Troutman Sanders LLP
                                1660 International Drive, Suite 600
                                McLean, Virginia 22102
                                Attention:  Richard M. Pollak, Esq.

       By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

       Section 8.2	Amendments; Waivers.
                        --------------------
                      8.2.1	In General.
                                -----------
                      This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Borrowers and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

       Section 8.3	Cumulative Remedies.
                        --------------------
       The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Lender may:

                      (a)	proceed against any one or more of the
Borrowers with or without proceeding against any other Person
(including, without limitation, any one or more of the Guarantors) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                      (b)	proceed against any one or more of the
Borrowers with or without proceeding under any of the other
Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

                      (c)	without reducing or impairing the
obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                      (d)	without reducing or impairing the
obligations of the Borrowers and without notice thereof:

                          (i)	fail to perfect the Lien in any or
all Collateral or to release any or all the Collateral or to accept substitute Collateral;

                          (ii)	approve the making of advances under
the Revolving Loan under this Agreement;

                          (iii)	waive any provision of this
Agreement or the other Financing Documents;

                          (iv)	exercise or fail to exercise rights
of set-off or other rights; or

                          (v)	accept partial payments or extend
from time to time the maturity of all or any part of the Obligations.

       Section 8.4	Severability.
                        -------------
       In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                      (a)	the validity, legality and enforceability
of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                      (b)	the obligation to be fulfilled shall be
reduced to the limit of such validity;

                      (c)	if such provision or part thereof pertains
to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable; and

                      (d)	if the affected provision or part thereof
does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

       Section 8.5	Successors and Assigns.
                        -----------------------
       This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers, the Lender and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of Lender.

       Section 8.6	Continuing Agreements.
                        ----------------------
       All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans, the issuance of Letters of Credit by the Lender and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, and/or any of its or its agents and others, or to the extent there are, the same are waived and released.

       Section 8.7	Enforcement Costs.
                        ------------------
       The Borrowers agree to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

       Section 8.8	Applicable Law; Jurisdiction.
                        -----------------------------
                      8.8.1	Applicable Law.
                                ---------------
                      As a material inducement to the Lender to enter into this Agreement, each of the Borrowers acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                      8.8.2	Submission to Jurisdiction.
                                ---------------------------
                      The Borrowers irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                      8.8.3	Appointment of Agent for Service of Process.
                                --------------------------------------------
                      The Borrowers hereby irrevocably designate and appoint __________________________________________________________ as the Borrowers'
authorized agent to receive on the Borrowers' behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, the Borrowers shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                      8.8.4	Service of Process.
                                -------------------
                      Each of the Borrowers hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 8.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by the Borrower as the Borrower's agent for service of process by or pursuant to this Section. The Borrowers irrevocably agree that such service (y) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

       Section 8.9	Duplicate Originals and Counterparts.
                        -------------------------------------
       This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

       Section 8.10	Headings.
                        ---------
       The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       Section 8.11	No Agency.
                        ----------
       Nothing herein contained shall be construed to constitute the Borrowers as the agent of the Lender for any purpose whatsoever or to permit the Borrowers to pledge any of the credit of the Lender. The Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Lender, Lender shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

       Section 8.12	Date of Payment.
                        ----------------
       Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

       Section 8.13	Entire Agreement.
                        -----------------
       This Agreement is intended by the Lender and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

       Section 8.14	Waiver of Trial by Jury.
                        ------------------------
       THE BORROWERS, AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

       This waiver is knowingly, willingly and voluntarily made by the Borrowers and the Lender, and the Borrowers and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

       Section 8.15	Liability of the Lender.
                        ------------------------
       The Borrowers hereby agree that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

       By inspecting the Collateral or any other properties of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

       Section 8.16	Indemnification.
                        ----------------
       The Borrowers agrees to indemnify and hold harmless, the Lender, the parent and Affiliates of the Lender and the parent's and Affiliates' officers, directors, shareholders, employees and agents (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation, reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Financing Documents, including without limitation, any failure of the Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan documents, or any other Event of Default; (b) the use by the Borrowers of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against (i) the Borrowers or any of their Affiliates by any other Person, or (ii) any Indemnified Party by the Borrowers in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrowers shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, willful misconduct or unlawful actions of such Indemnified Party. Any amount payable to the Lender under this Section will bear interest at the Post-Default Rate from the due date until paid.

                  [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Business Loan and Security Agreement under their respective seals as of the day and year first written above.

WITNESS/ATTEST:	                VSE CORPORATION

/s/ R. J. Hannah                    /s/ D. M. Ervine
_________________________	By: ____________________________(Seal)
                                    Name: D. M. Ervine
                                    Title: Chairman, President and CEO/COO

WITNESS/ATTEST:	                ENERGETICS INCORPORATED

/s/ R. J. Hannah                    /s/ D. M. Ervine
_________________________	By: ____________________________(Seal)
                                    Name: D. M. Ervine
                                    Title: Chairman of the Board

WITNESS/ATTEST:	                VSE SERVICES INTERNATIONAL, INC.

/s/ R. J. Hannah                    /s/ D. M. Ervine
_________________________	By: ____________________________(Seal)
                                    Name: D. M. Ervine
                                    Title: Chairman of the Board

WITNESS/ATTEST:	                INTEGRATED CONCEPTS AND RESEARCH
                                CORPORATION

/s/ R. J. Hannah                    /s/ D. M. Ervine
_________________________	By: ____________________________(Seal)
                                    Name: D. M. Ervine
                                    Title: Chairman of the Board

WITNESS:	                CITIZENS BANK OF PENNSYLVANIA

/s/ Laurie Louis                    /s/ Leslie Grizzard
_________________________	By:____________________________(Seal)
                                   Name: Leslie Grizzard
                                   Title: Senior Vice President


                              LIST OF EXHIBITS
                              ----------------
A.	Additional Borrower Joinder Supplement
B.	Revolving Credit Note
C.	Form of Compliance Certificate


                              LIST OF SCHEDULES
                              -----------------

Schedule 4.1.8		Litigation
Schedule 4.1.11	        Indebtedness for Borrowed Money
Schedule 4.1.16 	Employee Relations
Schedule 4.1.18	        Perfection and Priority of Collateral


                             TABLE OF CONTENTS
                             -----------------
BUSINESS LOAN AND SECURITY AGREEMENT	                                       1

RECITALS	                                                               1

AGREEMENTS                                                                     1

ARTICLE I DEFINITIONS                                                          1
Section 1.1	Certain Defined Terms.	                                       1
Section 1.2	Accounting Terms and Other Definitional Provisions.	      19

ARTICLE II THE CREDIT FACILITIES	                                      19
Section 2.1	The Revolving Credit Facility.	                              19
2.1.1	Revolving Credit Facility.	                                      19
2.1.2	Procedure for Making Advances Under the Revolving Loan; Lender
        Protection Loans.	                                              19
2.1.3	Borrowing Base.	                                                      20
2.1.4	Borrowing Base Report.	                                              21
2.1.5	Revolving Credit Note.	                                              21
2.1.6	Mandatory Prepayments of Revolving Loan.	                      21
2.1.7	Optional Prepayments of Revolving Loan.	                              22
2.1.8	The Collateral Account.	                                              22
2.1.9	Revolving Loan Account.	                                              22
2.1.10	Revolving Credit Unused Line Fee.	                              23
2.1.11	Optional Reduction of Total Revolving Credit Committed Amount.	      23
Section 2.2	The Letter of Credit Facility.	                              24
2.2.1	Letters of Credit.	                                              24
2.2.2	Letter of Credit Fees.	                                              24
2.2.3	Terms of Letters of Credit; Post-Expiration Date Letters of
        Credit.	                                                              24
2.2.4	Procedures for Letters of Credit.	                              25
2.2.5	Payments of Letters of Credit.	                                      26
2.2.6	Change in Law; Increased Cost.	                                      27
2.2.7	General Letter of Credit Provisions.	                              27
Section 2.3	Interest.	                                              28
2.3.1	General Provisions.	                                              28
2.3.2	Inability to Determine Rate.	                                      28
2.3.3	Indemnity.	                                                      29
2.3.4	Payment of Interest.	                                              30
Section 2.4	General Financing Provisions.	                              30
2.4.1	Borrowers' Representatives.	                                      30
2.4.2	Use of Proceeds of the Loans.	                                      32
2.4.3	Field Examination Fees.	                                              32
2.4.4	Computation of Interest and Fees.	                              32
2.4.5	Maximum Interest Rate.	                                              32
2.4.6	Payments.	                                                      32
2.4.7	Liens; Setoff.	                                                      33
2.4.8	Requirements of Law.	                                              33
2.4.9	Guaranty.	                                                      33
2.4.10	ACH Transactions and Swap Transactions.	                              36

ARTICLE III THE COLLATERAL	                                              36
Section 3.1	Debt and Obligations Secured.	                              36
Section 3.2	Grant of Liens.	                                              37
Section 3.3	Collateral Disclosure List.	                              37
Section 3.4	Personal Property.	                                      37
3.4.1	Investment Property, Chattel Paper, Promissory Notes, etc.	      37
3.4.2	Patents, Copyrights and Other Property Requiring Additional Steps
        to Perfect.	                                                      38
3.4.3	Government Contracts Requiring Additional Steps to Perfect.	      38
Section 3.5	Record Searches.	                                      38
Section 3.6	Costs.	                                                      38
Section 3.7	Release.	                                              39
Section 3.8	Inconsistent Provisions.	                              39

ARTICLE IV REPRESENTATIONS AND WARRANTIES	                              39
Section 4.1	Representations and Warranties.	                              39
4.1.1	Subsidiaries.	                                                      39
4.1.2	Good Standing.	                                                      39
4.1.3	Power and Authority.	                                              39
4.1.4	Binding Agreements.	                                              40
4.1.5	No Defaults, Violations.	                                      40
4.1.6	Compliance with Laws.	                                              40
4.1.7	Investment Company Act.	                                              40
4.1.8	Litigation.	                                                      40
4.1.9	Financial Condition.	                                              40
4.1.10	Full Disclosure.	                                              41
4.1.11	Indebtedness for Borrowed Money.	                              41
4.1.12	Taxes.	                                                              41
4.1.13	ERISA.	                                                              41
4.1.14	Title to Properties.	                                              42
4.1.15	Patents, Trademarks, Etc.	                                      42
4.1.16	Employee Relations.	                                              42
4.1.17	Presence of Hazardous Materials or Hazardous Materials
        Contamination.	                                                      43
4.1.18	Perfection and Priority of Collateral.	                              43
4.1.19	Places of Business and Location of Collateral.	                      43
4.1.20	Business Names and Addresses.	                                      43
4.1.21	Equipment.	                                                      43
4.1.22	Inventory.	                                                      43
4.1.23	Accounts.	                                                      44
4.1.24	Compliance with Eligibility Standards.	                              44
4.1.25	Solvency	                                                      44
4.1.26	Claims and Investigations.	                                      44
4.1.27	Government Contract Obligations.	                              44
4.1.28	Post-closing Financial Statements.	                              45
Section 4.2	Survival; Updates of Representations and Warranties.	      45

ARTICLE V CONDITIONS PRECEDENT	                                              45
Section 5.1	Conditions to the Initial Advance and Initial Letter
                of Credit.                                                    45
5.1.1	Organizational Documents - Borrowers	                              45
5.1.2	Consents, Licenses, Approvals, Etc.	                              46
5.1.3	Note.	                                                              46
5.1.4	Financing Documents and Collateral.	                              46
5.1.5	Other Documents, Etc.	                                              46
5.1.6	Payment of Fees.	                                              46
5.1.7	Collateral Disclosure List.	                                      46
5.1.8	Recordings and Filings.	                                              46
5.1.9	Insurance Certificate.	                                              47
5.1.10	Landlord's Waivers.	                                              47
Section 5.2	Conditions to all Extensions of Credit.	                      47
5.2.1	Compliance.	                                                      47
5.2.2	Borrowing Base.	                                                      47
5.2.3	Default.	                                                      47
5.2.4	Representations and Warranties.	                                      47
5.2.5	Adverse Change.	                                                      47
5.2.6	Legal Matters.	                                                      48

ARTICLE VI COVENANTS OF THE BORROWERS	                                      48
Section 6.1	Affirmative Covenants.	                                      48
6.1.1	Financial Statements.	                                              48
6.1.2	Reports to SEC and to Stockholders.	                              49
6.1.3	Recordkeeping, Rights of Inspection, Field Examination, Etc.	      49
6.1.4	Corporate Existence.	                                              50
6.1.5	Compliance with Laws.	                                              50
6.1.6	Preservation of Properties.	                                      50
6.1.7	Line of Business.	                                              51
6.1.8	Insurance.	                                                      51
6.1.9	Taxes.	                                                              51
6.1.10	ERISA.	                                                              51
6.1.11	Notification of Events of Default and Adverse Developments.	      52
6.1.12	Hazardous Materials; Contamination.	                              52
6.1.13	Disclosure of Significant Transactions.	                              53
6.1.14	Financial Covenants.	                                              53
6.1.15	Collection of Receivables.	                                      54
6.1.16	Assignments of Receivables.	                                      54
6.1.17	Government Accounts.	                                              54
6.1.18	Notice of Returned Goods, etc.	                                      55
6.1.19	Inventory.	                                                      55
6.1.20	Insurance With Respect to Equipment and Inventory.	              55
6.1.21	Maintenance of the Collateral.	                                      55
6.1.22	Equipment.	                                                      56
6.1.23	Defense of Title and Further Assurances.	                      56
6.1.24	Business Names; Locations.	                                      56
6.1.25	Subsequent Opinion of Counsel as to Recording Requirements.	      57
6.1.26	Use of Premises and Equipment.	                                      57
6.1.27	Protection of Collateral.	                                      57
Section 6.2	Negative Covenants.	                                      57
6.2.1	Capital Structure, Merger, Acquisition or Sale of Assets.	      57
6.2.2	Subsidiaries.	                                                      58
6.2.3	Issuance of Stock.	                                              58
6.2.4	Purchase or Redemption of Securities, Dividend Restrictions.	      58
6.2.5	Indebtedness.	                                                      58
6.2.6	Investments, Loans and Other Transactions.	                      59
6.2.7	Stock of Subsidiaries.	                                              59
6.2.8	Liens.	                                                              59
6.2.9	Transactions with Affiliates.	                                      60
6.2.10	Other Businesses.                                            	      60
6.2.11	ERISA Compliance.	                                              60
6.2.12	Prohibition on Hazardous Materials.	                              60
6.2.13	Method of Accounting; Fiscal Year.	                              60
6.2.14	Compensation.	                                                      61
6.2.15	Transfer of Collateral.	                                              61
6.2.16	Sale and Leaseback.	                                              61
6.2.17	Disposition of Collateral.	                                      61
6.2.18	Capital Expenditures	                                              61

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES	                              61
Section 7.1	Events of Default.	                                      61
7.1.1	Failure to Pay.	                                                      61
7.1.2	Breach of Representations and Warranties.	                      61
7.1.3	Failure to Comply with Covenants.	                              62
7.1.4	Default Under Other Financing Documents or Obligations.	              62
7.1.5	Receiver; Bankruptcy.	                                              62
7.1.6	Involuntary Bankruptcy, etc.	                                      62
7.1.7	Judgment.	                                                      63
7.1.8	Execution; Attachment.	                                              63
7.1.9	Default Under Other Borrowings.	                                      63
7.1.10	Challenge to Agreements.	                                      63
7.1.11	Material Adverse Change.	                                      63
7.1.12	Impairment of Position.	                                              63
7.1.13	Collateral Inadequacy.	                                              63
7.1.14	Change in Ownership.	                                              63
7.1.15	Liquidation, Termination, Dissolution, Change in Management, etc.     64
7.1.16	De-Listing of Stock.	                                              64
7.1.17	Government Default.	                                              64
Section 7.2	Remedies.	                                              64
7.2.1	Acceleration.	                                                      64
7.2.2	Further Advances.	                                              64
7.2.3	Uniform Commercial Code.	                                      65
7.2.4	Specific Rights With Regard to Collateral.	                      65
7.2.5	Application of Proceeds.	                                      66
7.2.6	Performance by Lender.	                                              67
7.2.7	Other Remedies.	                                                      67

ARTICLE VIII MISCELLANEOUS	                                              67
Section 8.1	Notices.	                                              67
Section 8.2	Amendments; Waivers.	                                      68
8.2.1	In General.	                                                      68
Section 8.3	Cumulative Remedies.	                                      68
Section 8.4	Severability.	                                              69
Section 8.5	Successors and Assigns.	                                      69
Section 8.6	Continuing Agreements.	                                      69
Section 8.7	Enforcement Costs.	                                      70
Section 8.8	Applicable Law; Jurisdiction.	                              70
8.8.1	Applicable Law.	                                                      70
8.8.2	Submission to Jurisdiction.	                                      70
8.8.3	Appointment of Agent for Service of Process.	                      71
8.8.4	Service of Process.	                                              71
Section 8.9	Duplicate Originals and Counterparts.	                      71
Section 8.10	Headings.	                                              71
Section 8.11	No Agency.	                                              71
Section 8.12	Date of Payment.	                                      72
Section 8.13	Entire Agreement.	                                      72
Section 8.14	Waiver of Trial by Jury.	                              72
Section 8.15	Liability of the Lender.	                              72
Section 8.16	Indemnification.	                                      72

LIST OF EXHIBITS	                                                      75

LIST OF SCHEDULES	                                                      76

TABLE OF CONTENTS	                                                       1



       ________________________________________________________________
                    BUSINESS LOAN AND SECURITY AGREEMENT

                                    Dated

                               August 14, 2007

                                By and Among

                              VSE CORPORATION,

                          ENERGETICS INCORPORATED,

                      VSE SERVICES INTERNATIONAL, INC.

                INTEGRATED CONCEPTS AND RESEARCH CORPORATION

                                as Borrowers,

                       CITIZENS BANK OF PENNSYLVANIA,

                                  as Lender
_______________________________________________________________________________